Exhibit 10.40

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of November 29, 2005 (the “Effective Date”) by and between DIV NEEDHAM 115 LLC, a Massachusetts limited liability company with an address of c/o The Davis Companies, One Appleton Street, Boston, MA 02116 (“Landlord”) and AVANT IMMUNOTHERAPEUTICS, INC., a Delaware corporation, with an address of 119 Fourth Avenue, Needham, Massachusetts 02494 (“Tenant”).

RECITAL S

A.            Fourth Avenue Ventures Limited Partnership (“Fourth Avenue Ventures”), as landlord, and T Cell Sciences, Inc. (“T Cell”) entered into that certain lease dated May 1, 1996, as amended by letter agreement dated April 23, 2001 (collectively, the “Lease”) of certain premises consisting of 54,317 rentable square feet of space located on a portion of the first (1st) floor and a portion of the second (2nd) floor (the “Original Premises”) in the building located at and commonly known as 115-119 Fourth Avenue, Needham, Massachusetts (the “Building”).

B.            Landlord is the successor in interest to Fourth Avenue Ventures.

C.            Tenant is the successor in interest to T Cell.

D.            The Lease Term commenced on May 1, 1996 and is currently scheduled to expire on April 30, 2007.

E.             Landlord and Tenant wish to amend the Lease to (i) reduce the Original Premises to consist of 35,189 rentable square feet on the first (1st) floor of the Building as delineated on Exhibit A attached hereto (the “Retained Premises”) and terminate the Lease as to the remainder of the Original Premises effective as of the Early Termination Date (as defined in Section 2 of this Amendment); (ii) set forth the obligations of Landlord to perform and pay for the Base Building Work (as defined in Exhibit C attached hereto) and the respective obligations of Landlord and Tenant to perform and pay for the Tenant Improvement Work (as defined in Exhibit C attached hereto) to the Retained Premises; (iii) extend the Lease Term for the Retained Premises; and (iv) amend certain other terms of the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree as follows:

1.             Recitals; Capitalized Terms. All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease, and all references herein or in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Amendment.

2.             Termination of Lease and Surrender of Terminated Premises. The term of the Lease with respect to the portion of the Original Premises consisting of 19,128 rentable square feet on the second (2nd) floor of the Building (hereinafter the “Terminated Premises”) shall terminate without further obligation or liability for periods after the date of termination on the part of Landlord or Tenant on that date which is ninety (90) days after Landlord Substantially Completes the Tenant Improvement Work (the “Early Termination Date”). From and after the Early Termination Date, the term “Premises” wherever it appears in the Lease shall mean and refer to the Retained Premises only. Notwithstanding anything in the Lease or this Amendment. Tenant shall surrender and deliver the Terminated Premises to Landlord in accordance with the terms of the Lease for delivery of the Demised Premises upon termination on or before that date (the “Terminated Premises Surrender Date”) which is no later than fifteen (15) business days after Landlord substantially completes the Tenant Improvement Work (as defined on Exhibit C), such Terminated Premises to be broom clean, vacant and free from all occupants, subtenants, or other persons or entities claiming rights of possession by, through or under Tenant, free of all Hazardous Materials and Substances, including, without limitation, materials and substances of a biological nature, and free of all furniture, equipment, fixtures and other property of Tenant. Except as set forth in the immediately preceding sentence, Landlord hereby accepts the condition of the Terminated Premises as of the date hereof and Tenant shall have no obligation to remove any improvements or alterations that have been made to the Terminated Premises as of the date hereof, except that Tenant shall remove any Existing Equipment listed as being required to be removed on Exhibit B attached hereto which is located in the Terminated Premises and relocate the same to the Retained Premises. Any delay by Tenant in surrendering the Premises in the condition specified in the immediately preceding sentence beyond the end of day on the Terminated Premises Surrender Date shall postpone the Early Termination Date by a similar period. During the aforementioned fifteen (15) business day period, Landlord shall have access to the Surrendered Premises for the purpose of commencing work that Landlord desires to perform thereat; provided Landlord will not unreasonably interfere with Tenant’s process of vacating the same.

3.             Extension of Term. The Lease Term for the Retained Premises only is hereby extended for an additional term of ten (10) years (the “Extension Term”) commencing on May 1, 2007 (the “Extension Term Commencement Date”) and expiring on April 30, 2017, unless sooner terminated in accordance with the terms and conditions of the Lease. Except as otherwise set forth in this Amendment, the Extension Term shall be upon all of the terms and conditions of the Lease to the extent such terms are applicable to the Extension Term and are not inconsistent with this Amendment. From and after the Extension Term Commencement Date, the phrase or phrases “Lease Term” or “Term” or “term of this Lease” or “the initial term” or “original term” as used in the Lease shall be deemed to refer to the initial Lease Term as herein extended for the Extension Term (as hereinafter defined).

4.             Amendment of Terms.

(a)           As of the Effective Date, the following terms whenever they appear in the Lease shall have the following meanings:

LANDLORD:	DIV NEEDHAM 115 LLC

TENANT:	AVANT IMMUNOTHERAPEUTICS, INC.

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LEASE TERM:	The period commencing on May 1, 1996 and expiring on April 30, 2017, unless terminated earlier in accordance with this Lease.

TERM EXPIRATION DATE:	April 30, 2017, unless terminated earlier in accordance with this Lease.

SECURITY DEPOSIT:	$70,251.69 in cash.

(b) As of the Early Termination Date, the following terms whenever they appear in the Lease shall have the following meanings:

PREMISES:	Approximately 35,189 rentable square feet on the first (1st) floor of the Building and depicted on Exhibit A attached hereto (described in this Amendment as the “Retained Premises”).

PREMISES SQUARE FOOTAGE:	Approximately 35,189 rentable square feet.

TENANT’S PROPORTIONATE FRACTION:	44.78%

5.             (a) Annual Fixed Rent. Tenant shall continue to pay Annual Fixed Rent, Additional Rent and other charges due under the Lease (i) with respect to the Terminated Premises in accordance with the terms of the Lease through and including the Early Termination Date and (ii) with respect to the Retained Premises in accordance with the terms of the Lease through and including the originally scheduled expiration date of April 30, 2007. Beginning on the Extension Term Commencement Date, and throughout the remainder of the Lease Term, Tenant shall pay Annual Fixed Rent with respect to the Retained Premises only to Landlord in the manner and in accordance with the terms and conditions of the Lease, in the amounts set forth below:

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	ANNUAL
TERM	FIXED RENT	MONTHLY INSTALLMENT

From May 1, 2007 through and including April 30, 2009	$879,725.00	$73,310.42

From May 1, 2009 through and including April 30, 2011	$950,103.00	$79,175.25

From May 1, 2011 through and including April 30, 2013	$1,020,481.00	$85,040.08

From May 1, 2013 through and including April 30, 2015	$1,090,859.00	$90,904.92

From May 1, 2015 through and including April 30, 2017	$1,161,237.00	$96,769.75

(b)           Tenant’s Percentage Share of Operating Expenses. Section 5.2 of the Lease is amended to provide that in no event shall there be included in the Operating Expenses allocable to Tenant the items list in Exhibit G hereto.

6.             Base Building Work. In consideration of and as part of Tenant’s agreement to extend the Lease Term as set forth in this Amendment, Landlord covenants to perform a major upgrade of the exterior of the Building and upgrades and replacements to certain building systems in the Building to provide Tenant with a quality location, including, without limitation, installation of a new front lobby/vestibule, new window system and decorative panels to enhance the appeal of the building and the energy efficiency thereof, all as more particularly described on Exhibit C attached hereto and made a part hereof (the “Base Building Work”). The Base Building Work shall be performed by Landlord, (i) at Landlord’s sole cost and expense and without deduction from the Tenant Improvement Allowance and without inclusion of any such costs and expenses in the Operating Expenses for the Building, (ii) in compliance with all applicable laws, ordinances, regulations, rules, permits or other authorizations of any governmental agency or public or quasi-public authority (the foregoing collectively, “Legal Requirements”), (iii) pursuant to the Phasing Schedule attached hereto as Exhibit C-2, (iv) in such manner as to minimize any unreasonable interference or disruption of Tenant’s use and occupancy of the portions of the Original Premises which Tenant will occupy during the Base Building Work and Tenant Improvement Work as more particularly set forth in the Phasing Schedule, and (v) within twenty-one (21) months following the date on which Landlord obtains a Building Permit for the Tenant Improvement Work and Tenant delivers that portion of the Retained Premises which is the subject of Phase I of Exhibit C-2 attached hereto (which date shall hereinafter be referred to as the “Base Building Work Commencement Date”), subject to delays resulting from Tenant Delay and Force Majeure.

7.             Tenant Improvement Work. Promptly after approval of the Construction Documents (as defined in Exhibit C) by Landlord and Tenant and Landlord’s receipt of a building permit for the Tenant Improvement Work, Landlord shall commence and exercise all

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reasonable efforts to complete the Tenant Improvement Work in accordance with the Phasing Schedule attached hereto as Exhibit C-2, the Budget attached hereto as Exhibit C-3, and otherwise in accordance with all of the terms and conditions of Exhibit C attached hereto and made a part hereof by reference.

8.             Extension Option. The definition of Extension Term in Section 1.1 and Sections 4.2 and 4.3 of the Lease are hereby deleted in their entirety and the foregoing new Section 4.2 is substituted in place thereof.

“Section 4.2 Option to Extend.

(a)           Provided that there is no event of default of Tenant in existence and continuing beyond applicable notice and cure periods (either at the time of exercise or atthe commencement of the extended term), Tenant shall have the right and option to extend the Lease Term for one extended term (the “Second Extension Term”) (the first extension term, although not defined, being the period May 1, 2007 through April 30, 2017, inclusive, and which has, by this Amendment been incorporated into the definition of Lease Term) of five (5) years by giving written notice to Landlord not later than twelve (12) months prior to the expiration date of the Lease Term. The effective giving of such notice of extension by Tenant shall automatically extend the Lease Term for theSecond Extension Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the Lease Term then in effect, and Tenant shall have no further option to extend the Lease Term. The Second Extension Term shall commence on the day immediately succeeding the expiration date of the Lease Term, and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of such Second Extension Term. The Second Extension Term shall be on all the terms and conditions of this Lease, except: (i) during the Second Extension Term, Tenant shall have no further option to extend the Lease Term, and (ii) the Annual Fixed Rent for the Second Extension Term shall be equal to 95% of the Fair Market Rental Value of the Premises as of the commencement of the Second Extension Term but in no event less than the Annual Fixed Rent payable under this Lease during the last year of the LeaseTerm immediately preceding the commencement of the Second Extension Term, taking into account all relevant factors, determined pursuant to paragraph (b) below.

(b)           Promptly after receiving Tenant’s notice extending the Lease Term pursuant to paragraph (a) above, Landlord shall provide Tenant with Landlord’s goodfaith estimate of the Fair Market Rental Value of the Premises for the upcoming Second Extension Term based upon rents then being charged for space in the Building and if no space is then or has recently been available in the Building, then for similar space in the Needham Industrial Park and if none then that paid by tenants entering into leases for first-class office and laboratory space similar in size, build-out, amenities and term in the Needham/Newton area of Massachusetts. If Tenant is unwilling to accept Landlord’s estimate of the Fair Market Rental Value as set forth in Landlord’s notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, then either party may submit the determination of Fair Market Rental Value of the Premises to arbitration by giving notice to the other

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party naming the initiating party’s arbitrator within ten (10) days after the expiration of such thirty (30) day period. Within fifteen (15) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party’s arbitrator. If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the Fair Market Rental Value of the Premises shall be determined by the initiating party’s arbitrator. If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party’s notice of appointment of the second arbitrator, appoint a third arbitrator. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Boston office of The American Arbitration Association, or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction. Within fifteen (15) days after the appointment of the third arbitrator, the three arbitrators shall determine the Fair Market Rental Value of the Premises and give notice thereof to the parties hereto, and the arbitrators’ determination shall be binding upon the parties. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. Failure of a majority of the arbitrators to reach agreement shall result in the Fair Market Rental Value of the Premises being determined by averaging the determinations of the three arbitrators, ignoring for the purposes of such averaging any high and/or low determination which is more than ten percent (10%) in excess of or less than the middle determination. All arbitrators shall be appraisers or other qualified real estate professionals who are independent from the parties who have had at least ten (10) years commercial real estate experience in the greater Boston area. Each party shall pay the fees of its own arbitrator, and the fees of the third arbitrator shall be shared equally by the parties.”

9.             Assignment and Subletting. Subparagraphs (a) and (b) of Section 9.13 of the Lease are hereby deleted and the following new subparagraphs (a) and (b) are substituted in place thereof and the following Paragraphs (f), (g) and (h)are added to said Section 9.13:

“(a)         Tenant shall not assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant’s rights hereunder or sublease (which term shall include the granting of concessions and licenses and the like), all or any part of the Premises or suffer or permit this Lease to be assigned, transferred or encumbered in whole or in part whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. Without limiting the foregoing, a dissolution and winding up of Tenant (or its assignee, as permitted hereunder), occurring in a series of one or more transactions, shall be deemed an assignment for purposes of this Lease, and shall require Landlord’s prior written consent, which may be withheld in Landlord’s reasonable discretion.

Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to sublet or assign to a parent or subsidiary of Tenant without Landlord consent, but with notice to Landlord; and Tenant shall have the right to sublet or assign to an affiliate or to an entity which results from a merger, consolidation or reorganization involving Tenant (collectively, a “Merger”) without Landlord’s consent, but with notice to Landlord. In

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connection with a transfer to an affiliate or as part of a Merger, Tenant agrees that if the affiliate or surviving entity from the Merger, as applicable, does not have a net worth on a pro forma basis after giving effect to the transfer or Merger, as applicable, that is equal to or better than the net worth of Tenant as of December 31, 2005, Tenant or the successor will be obligated to deposit with Landlord an additional security deposit equal to six (6) months of the base rent due under this Lease at the time of the transfer. Net worth for purposes hereof shall mean “the entity’s shareholders’ equity as reported on its Form 10- Q report (or similar financial document reporting shareholders’ or owners’ equity).

(b)           Tenant shall be permitted to transfer or assign this Lease or sublease all or any portion of the Premises, without Landlord’s consent but with prior notice to Landlord, to Tenant’s parent company or other entity owning (directly or indirectly) 51% or more of the outstanding common stock, membership interests or other beneficial ownership interests of Tenant, or to Tenant’s Subsidiary (as hereinafter defined). Subsidiary shall be defined as any entity which directly or indirectly is controlled by Tenant by virtue of Tenant being the beneficial owner of 51% or more of such entity’s outstanding common stock, membership interests.”

“(f)          In no event may any transfer, assignment, Merger or the like under (a) and (b) infra be part of a liquidation plan of Tenant or permitted successor under any federal or state bankruptcy or insolvency laws.”

(g)           One-half (1/2) of any rent or other economic consideration received by Tenant as a result of any Transfer requiring Landlord’s consent and properly allocable to the portion of the Premises Transferred, which exceeds (“Excess Rent”), in the aggregate, (i) the total of the remaining rent which Tenant is obligated to pay Landlord under this Lease plus (ii) the unamortized value of those portions of Tenant’s Contribution (as defined in Exhibit C) allocable to leasehold improvements and fixtures as certified by Tenant to Landlord based upon sound economic and valuation principles, plus (iii) amounts paid to Tenant for the purchase of equipment, trade fixtures and other non-real estate property or assets of Tenant as determined on a reasonable economic basis, plus (iv) any reasonable tenant fit-up costs, brokerage commissions and attorneys’ fees actually paid by Tenant in connection with such Transfer (specifically excluding moving or relocation costs paid to the Transferee), plus (v) Operating Expenses and Real Estate Taxes (collectively, the “Transfer Costs”) shall be paid to Landlord on a monthly basis within ten (10) days after receipt thereof as Additional Rent under this Lease, without affecting or reducing any other obligations of Tenant hereunder. In calculating Excess Rent for the purposes of the foregoing, the Rent to be received and the Transfer Costs shall be computed over the period of the Transfer and recognized (as and if to the extent received by Tenant) on a monthly basis. Each payment shall be sent with a detailed statement explaining such amount and/or allocation. Landlord shall have the right to audit Tenant’s books and records to verify the accuracy of the detailed statement.

(h)           Upon completion of any permitted assignment, the assignee shall agree to assume and perform obligations of Tenant as tenant under the Lease from and after the

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assignment, and the Tenant first named above shall be jointly and severally liable with such assignee for the obligations of the tenant under the Lease.”

10.           Parking. Three (3) of the parking spaces which Tenant is entitled to use under Section 1.3 of the Lease, which three (3) parking spaces are shown on Exhibit A-2 attached hereto, will, without additional charge, be designated, marked and identified by Landlord as being reserved for the exclusive use of Tenant, its employees and invitees. Landlord shall be under no obligation to enforce Tenant’s exclusive parking rights. The total number of parking spaces which Tenant shall be entitled to use (including the designated spaces) is 60.

11.           Amendment of Lease Terms; Inapplicable Provisions. In addition to other provisions of this Amendment, from and after the Effective Date, the following provisions of the Lease shall be amended as set forth below:

(i)            Exhibit A of the Lease shall be deleted and Exhibit A attached to this Amendment shall be inserted in place thereof;

(ii)           Exhibit B of the Lease is hereby deleted and Exhibit B attached hereto is substituted in place thereof;

(iii)          The term “Extension Term” as used in Section 6.1 (g) shall be deleted and the term “Second Extension Term” shall be substituted in place thereof.

(iv)          For all purposes of Section 10.2 of the Lease, provided Landlord is given full access to and use of the proceeds of all insurance required to be carried by Landlord and/or Tenant on the Tenant Improvement Work, Landlord’s restoration obligations following a casualty to the Building shall include restoration of the Tenant Improvement Work and the Base Building Work. Further, notwithstanding anything in Section 10.3 of the Lease, Tenant shall be entitled to recover from the condemning authority an amount equal to Tenant’s unamortized costs expended by Tenant to perform the Tenant Improvement Work, and moving and relocation costs, provided such costs do not reduce Landlord’s award. Notwithstanding the foregoing in the event that the value of the Tenant Improvement Work is included in a single payment to Landlord as a result of such taking, then Landlord and Tenant shall allocate a fair portion of such award allocable to the unamortized value of the Tenant Improvement Work on a pari passu basis based upon the respective amounts paid by each of them for the Tenant Improvement Work, and Tenant’s appropriate share thereof, as so allocated, shall be paid to Tenant.

(v)           The term “Property” shall be substituted for the term “Premises” wherever such term appears in Section 14.4 of the Lease.

(vi)          The following provisions of the Lease are inapplicable to the Extension Term and are hereby deleted from the Lease in their entirety: The

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definition of Early Termination Option in Section 1.1, Sections 9.15, 15.1, 15.2 and 16.1, Exhibit 5.3, Exhibit 12.2 and Exhibit 15.1.

12.           Waiver of Subrogation. From and after the Effective Date, Section 6.5 of the Lease is deleted and the following new Section 6.5 is substituted in place thereof:

“Section 6.5.  Waiver of Claims; Waiver of Subrogation. The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy on the Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance regardless of the cause or origin of such loss or damage, including, but not limited to, the negligence of such other party or its agents or employees.”

13.           Maintenance of HVAC Units and Boiler/Relocation of Electrical Service.

(a)           From and after the Substantial Completion of the Tenant Improvement Work, the fifth (5th) sentence of Section 9.2 of the Lease shall be deleted and the following substituted in place thereof. “Tenant shall be responsible for 100% of the cost for maintenance, replacement or repair of those portions of the HVAC equipment and systems solely serving the Premises. Tenant shall maintain, repair and/or replace, at Tenant’s sole cost and expense, any HVAC equipment and systems installed by Tenant in addition to the HVAC equipment and systems included as a part of the Tenant Improvement Work and exclusively serving the Premises. All manufacturer warranties on the portions of the HVAC system solely serving the Premises shall be assigned or made available to, as applicable, the Tenant. The cost of maintenance, replacement and/or repair of HVAC equipment and systems serving more than the Premises (“Common HVAC”) shall be allocated as Operating Expenses, subject to the limitations therefor set forth in Exhibit G.” Landlord shall have control of and maintain, repair and replace the Common HVAC. References in the Lease to specific HVAC equipment shall be deemed deleted as and when such equipment is replaced and the eleventh (11th) and twelfth (12th) sentences of Section 9.2 are hereby deleted.

(b)           During and as a part of Base Building Work, Landlord shall have the option of having the existing electrical panel and service relocated from its current location shown approximately on the Plan attached as Exhibit A (“Plan”) as “Current Electrical Panel” to such other location upon which Landlord and Tenant shall mutually agree. At such time as and if Landlord and Tenant shall agree on an alternate location, then the Plan shall be amended accordingly. During construction of the Tenant Improvement Work, Landlord shall have reasonable access to the Retained Premises for the purpose of relocating the electrical panel and the service supplying the same and for constructing the area shown as “Area for Future Electrical Panel” on the Plan or to such other location as Landlord and Tenant may mutually agree upon. From and after completion of the Tenant Improvement Work, during the term of this Lease, Landlord and its agents, contractors and representatives shall have the reasonable right of

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reasonable access through the Retained Premises to the area shown on the Plan (as the same may be amended consistent with this paragraph) as “Area for Future Electric Panel”, for the purpose of repairing, maintaining, replacing, modifying and expanding the electrical service within the Area for Future Electrical Service.

14.           Landlord’s Right of Entry. From and after the Effective Date, Section 9.6 of the Lease is hereby deleted and the following new Section 9.6 shall be substituted in place thereof:

“Section 9.6.  Landlord’s Right to Enter. Tenant shall permit Landlord at reasonable times and upon reasonable prior notice to Tenant (except in the event of an emergency, when no notice shall be required) to enter into the Premises to examine the Premises, make such repairs and replacements as Landlord may elect, without however, any obligation to do so, and show the Premises to prospective purchasers and lenders, and, during the last year of the Lease Term, to show the Premises to prospective tenants. Notwithstanding the foregoing, Landlord shall not have the right to enter the laboratory areas and animal facility located in the Premises except that upon at least one (1) business day prior notice (which may be telephonic), Tenant will permit a representative of Landlord at reasonable times to enter into the laboratory areas and animal facility located in the Premises so long as such entry is at all times in the presence of an authorized representative of Tenant. Tenant shall make such tenant’s representative available on one (1) business day notice. Landlord’s representative shall comply with all reasonable bio-security or bio-safety requirements requested by Tenant in connection with entry into and inspection of the bio-secure portions of Tenant’s laboratory.”

15.           Permitted Holdover. From and after the Effective Date, the existing language of Section 9.12 shall become subparagraph (a) of Section 9.12 and the following subparagraphs (b) and (c) shall be inserted at the end of Section 9.12:

“(b) Notwithstanding the foregoing to the contrary, in the event that Tenant wishes to holdover in the Premises for a period not to exceed three (3) months after the Term Expiration Date (the “Requested Period”) and so notifies Landlord in writing not less than ninety (90) days prior to the Term Expiration Date (the “Holdover Request”), Landlord shall grant Tenant permission to remain in possession of the Premises during the Requested Period, in which case Tenant shall be deemed to be occupying the Premises as a tenant for a term equal to the Requested Period except that (1) Fixed Rent due under the Lease during each month of the Requested Period shall be equal to 150% of the monthly Fixed Rent payable during the last full month of the Lease Term then ending; (2) Tenant will be liable to Landlord for all damages, excluding indirect or consequential damages incurred by Landlord as a result of such permitted holdover in the Premises; and (3) Tenant shall otherwise be subject to all of the conditions, provisions, and obligations of this Lease, including without limitation, Tenant’s obligation to pay Additional Rent and other charges due hereunder, prorated as necessary or appropriate to make the same applicable to the Requested Period. Tenant’s exposure for damages under clause (2) above in this subparagraph (b) shall be limited to extra costs incurred by Landlord as a result of: (i) the unavailability of the Premises for build-out of the Premises or any part thereof for a replacement tenant on the scheduled termination date as a result of Tenant’s holdover; or (ii) loss or damage incurred by Landlord if Landlord

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is unable to timely deliver the Premises to a new tenant as a result of Tenant’s holdover. Landlord agrees to use commercially reasonable efforts to mitigate any such potential damages, provided Tenant agrees to promptly, upon receipt by Tenant of a written request therefor from Landlord, advance to Landlord any such out-of-pocket costs to Landlord for such mitigation efforts. Landlord agrees, if requested in writing by Tenant at any time earlier than 140 days prior to the scheduled term expiration date of this Lease, to advise Tenant of whether or not Landlord would, if Tenant exercises its holdover rights under this Section 9.12(b), as of the date of such request, incur any damages or expense if Tenant exercises its holdover rights under this Section 9.12(b). Nothing in Landlord’s response to such request shall limit Landlord’s rights to pursue damages in accordance with and subject to the terms of this Section 9.12. Landlord’s response to Tenant’s request shall be given no later than five (5) business days after receipt of Tenant’s request. In addition to the foregoing, Landlord agrees to give Tenant at least five (5) business days written notice prior to signing a letter of intent, or its equivalent, or a lease for all or any part of the Premises (“Landlord’s Proposed Lease Notice”), which notice will not be delivered to Tenant earlier than twelve (12) months prior to the end of the term of this Lease and such five (5) business day period shall commence to run from the date such notice is received by Tenant.”

“(c)         Notwithstanding, and in addition to, the foregoing, if (i) Landlord’s response to Tenant’s request under paragraph (b) above is that Landlord will not incur any damages if Tenant exercises its holdover rights as provided in this Section 9.12 and within five (5) business days after Landlord’s response that it will not have any damages Tenant exercises its holdover rights by notice to Landlord; or (ii) Tenant exercises its holdover rights under this Section 9.12 within five (5) business days after Tenant’s receipt of Landlord’s Proposed Lease Notice, then Landlord shall not have the right to seek any damages and Tenant shall not be liable to Landlord for any damages suffered by Landlord on account of Tenant’s exercise of its holdover rights under this Section 9.12.”

16.           Signage. Landlord hereby consents to Tenant’s existing interior and exterior signage located in and on the Building and at the Property, including, without limitation, Tenant’s monument signage, and Landlord agrees that Tenant shall have, subject to compliance by Tenant with all requirements of applicable laws and regulations, the right to all such signage throughout the Lease Term, as the same may be extended, except that as part of the Tenant Improvement Work and Base Building Work, the existing canopy sign will be removed.

17.           Utilities. As part of the Tenant Improvement Work, Landlord shall use commercially reasonable efforts to cause the Retained Premises to be separately metered and billed for water, gas and electrical usage, and, following such metering, Tenant shall pay directly to the provider of such utilities the costs of such utilities consumed in the Retained Premises notwithstanding anything to the contrary in Section 7 of the Lease. Any cost for such work will be part of the Project Costs. In the event a utility provider will not or cannot separately meter and/or bill a utility to Tenant, then Landlord will sub-meter each such non-separately metered/billed utilities and Landlord will bill each sub-metered utility directly to Tenant based on Tenant’s sub-metered use, without markup and Tenant will pay for such sub-metered utility use as additional rent.

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18.           Subordination and Non-Disturbance. Section 12.2 of the Lease is hereby deleted in its entirety and the following Section 12.2 is hereby substituted in place thereof.

“Section 12.2.  Subordination of Lease and Non-Disturbance of Tenant.

“(a)         Subject to the provisions of paragraph (b) below of this Section 12.2, this Lease and any extensions, renewals, replacements or modifications thereof are and shall at all times be and remain subject and subordinate to the lien of any mortgage, deed of trust and all other security documents now or hereafter securing payment of any indebtedness of Landlord with respect to the Premises, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof and to any increases, renewals, modifications, substitutions, replacements, consolidations and extensions thereof. Although the foregoing subordination shall be self-effectuating, Tenant shall execute and return to Landlord any documentation reasonably requested by Landlord consistent with this Section 12.2 in order to confirm the foregoing subordination, within ten (10) business days after Landlord’s written request. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as Landlord under this Lease, provided such purchaser assumes, either expressly or by operation of law, the obligations of Landlord arising under this Lease after the date title to the Premises is transferred to such purchaser or grantee. Any such mortgagee shall have the right, at any time, to subordinate to this Lease any instrument to which this Lease is otherwise subordinated by operation of this Section 12.2 by delivery of written notice of such subordination to Tenant.

(b)           Landlord represents that there is no ground lease or other lease superior to this Lease in effect with respect to the Property or the Premises. Notwithstanding the provisions of paragraph (a) above of this Section 12.2 to the contrary, the subordination of this Lease to any future mortgage (or ground lease) shall be conditioned upon the delivery to Tenant of a “Subordination, Non-Disturbance and Attornment Agreement.” (“SNDA”) executed by it as the holder, mortgagee or lessor of such mortgage or ground lease of the Property substantially in the form attached as Exhibit D or such other form as the lender may reasonably require but which will provide to Tenant the protections listed below in this paragraph (b) from such future mortgagee (or ground lessor), but without requiring unreasonable waiver of rights or claims by Tenant. Any such SNDA shall provide, inter alia, that so long as Tenant is not in default hereunder (beyond any applicable notice and cure period) and attorns to such mortgagee (or ground lessor) or any successor-in-title thereto due to a foreclosure or deed-in-lieu thereof (or a termination of such ground lease), Tenant’s rights under this Lease, including its right of possession of the Premises, shall not be disturbed in the event of a foreclosure of such mortgage or deed of trust (or a termination of such ground lease) and, until the Tenant Improvement Work has been completed, agreeing to recognize and honor, in the event it takes possession of or forecloses on the Building, the Landlord’s obligation to fund the theretofore unfunded Landlord’s Contribution to the Tenant Improvement Work.”

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(c)           No later than January 31, 2006, Landlord shall either: (i) deliver to Tenant an SNDA in accordance with subsection (b) of this Section 12.2 from the current mortgage holder(s) of the Premises; or (ii) refinance the existing mortgage on the Property and deliver to Tenant from the new lender an SNDA in accordance with subsection 12.2(b) above. In the event Landlord fails to provide such SNDA in accordance with this subsection 12.2(c) on or before January 31, 2006, Tenant shall have the right, by written notice to terminate this Amendment as of a date specified in such notice, which date shall be no sooner than thirty (30) days after the date such notice is given, unless Landlord, prior to the date specified in such notice, delivers the required SNDA, and upon such termination, Landlord shall reimburse to Tenant the amounts theretofore paid by Tenant for design and preparation of Space Plan and Construction Documents for the Tenant Improvement Work in accordance with Exhibit C to this First Amendment to Lease. Notwithstanding anything in the First Amendment to Lease to the contrary, including Exhibit C thereto, in no event will Tenant be obligated to make any further payment of Tenant’s Contribution towards the Tenant Improvement Work unless and until Landlord delivers the SNDA required under this Section 12.2(c).” If Landlord fails or is unable to provide the SNDA on or before January 31, 2006, then Landlord may terminate this Amendment by written notice to Tenant, and upon such termination, Landlord shall reimburse to Tenant the amounts theretofore paid by Tenant for design and preparation of Space Plan and Construction Documents for the Tenant Improvement Work in accordance with Exhibit C to this First Amendment to Lease.

(d)           Simultaneously with the delivery of the SNDA Tenant will pay to Landlord any and all deferred Tenant Improvement Work payments advanced by Landlord on behalf of Tenant, subject to the conditions and receipt of documents required for such payments set forth in Exhibit C to this Amendment.

19.           Notice of Lease. Landlord and Tenant shall, simultaneously with their execution and delivery of this Amendment, execute and deliver a Notice of Lease in substantially the form attached hereto as Exhibit E.

20.           Surrender. For purposes of the Lease as amended hereby all references in the Lease to “Exhibit D” shall hereafter be deemed to mean Exhibit B attached to this Amendment. The Terminated Premises may not be surrendered by Tenant and Landlord shall not be required to accept surrender of the Terminated Premises until Tenant shall have vacated the same and removed all of its personal property and fixtures, furnishings and equipment as required under this Agreement and removed any Hazardous Materials placed or released upon or about the Premises by Tenant, T Cell or any party entering upon or about the Premises as an employee, invitee, customer, sales person, guest, contractor, agent or representative of, or acting by, through or under Tenant or T Cell, including, without limitation, biological or chemical materials as required by applied law without variance, restriction or limitation to the Terminated Premises.

21.           Common Access Area in Retained Premises. Notwithstanding the calculation of the rentable area of the Retained Premise and the description thereof on Exhibit A to this Amendment, Landlord acknowledges that Landlord, its agents, employees, contractors, invitees,

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visitors and tenants will continue to have non-exclusive access to and use in common with Tenant the areas of the Retained Premises cross-hatched and shown on Exhibit A as “Common Access Areas.” Landlord shall indemnify, defend and hold Tenant and Tenant’s partners, members, shareholders, officers, directors, managers, employees, agents and contractors harmless from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Common Access Areas to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Tenant shall maintain property insurance and comprehensive general liability insurance on its use, and the use of its agents, contractors or employees, of the Common Access Areas as a part of the insurance on the Retained Premises. Notwithstanding anything contained in this Paragraph 21 to the contrary, Landlord will maintain comprehensive general liability insurance on and covering the use of the Common Access Areas by those entitled to the use thereof, other than Tenant or Tenant’s employees, agents or contractors. Landlord and Tenant shall each indemnify and hold harmless the other to the extent of any claim not covered by insurance in connection with: (a) in the case of Landlord’s indemnification of Tenant, the use of the Common Access Areas by any party other than Tenant and those claiming by, through or under Tenant, and (b) in the case of Tenant’s indemnification of Landlord, the use of the Common Access Areas by Tenant and those claiming by, through or under Tenant. With respect to the use of the Common Access Areas by those other than Tenant, Landlord’s insurance shall be primary. Landlord covenants and agrees that Landlord shall, at all times during the Term, be responsible to clean, repair and maintain such Common Access Areas to the extent of any damage or debris as a result of the use of the same by any party other than Tenant and its contractors, agents and employees. Tenant shall be responsible for securing the balance of the Retained Premises from the Common Access Areas.

22.           Brokerage. Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Amendment to the Lease other than affiliates of Landlord and Equis Corp. (the “Brokers”). Landlord shall pay a commission to the Brokers pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions relating to this Amendment asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt other than the Brokers. Landlord shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions relating to this Amendment asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt.

23.           Ratification. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the lease regarding assignment and subletting.

24.           Governing Law; Interpretation and Partial Invalidity. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term of this Amendment, or the application thereof to any person or circumstances, shall to

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any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.

25.           Counterparts and Authority. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

26.           Cooperation with Project. Tenant agrees to cooperate with Landlord as necessary to accommodate the construction of the Project, as defined in Exhibit C. Tenant further acknowledges and agrees that dust, noise, vibration, temporary closures of common areas, or other inconvenience or annoyance resulting from the construction of the work shall not be deemed to be a breach of Landlord’s obligations under the Lease or create any liability of Landlord to Tenant for such inconvenience or annoyance, so long as Landlord shall use reasonable efforts, consistent with accepted construction practice, to avoid unreasonably interfering with the conduct of Tenant’s business at the Premises. Tenant shall, at no cost to Tenant, support and neither directly or indirectly oppose nor object to Landlord’s permit applications to the Town of Needham relating to the Property or Landlord’s affiliates adjoining property at 53-83 Fourth Avenue with respect to the addition of parking to the Property from the adjoining property, the Base Building Work (except for the exercise of any of Tenant’s rights under Exhibit C), the Tenant Improvement Work (except for the exercise of any of Tenant’s rights under Exhibit C and the buildout and leasing of the Terminated Premises

[Signatures commence on following page.]

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IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date and year first written above.

LANDLORD:

DIV NEEDHAM 115 LLC
By:	Fourth Avenue Ventures Limited Partnership, its Manager
By: Cendav Investment Corp., its General Partner

By:	/s/ Jonathan G. Davis
	Name:	Jonathan G. Davis
	Title:	President

By:
Name:
Title:

TENANT:

AVANT IMMUNOTHERAPEUTICS, INC.

By:	/s/ Una S. Ryan
Name: Una S. Ryan, PhD
	Title:	President and CEO

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List of Exhibits

Exhibit A	-	Plan of Retained Premises

Exhibit A-1	-	Real Property Description

Exhibit A-2	-	Plan of Reserved Parking Spaces

Exhibit B	-	List of Existing Equipment

Exhibit C	-	Base Building and Tenant Improvement Work Agreement

Exhibit C-1	-	Space Plan

Exhibit C-2	-	Phasing Schedule

Exhibit C-3	-	Budget

Exhibit C-4	-	Base Building Specification

Exhibit D	-	Form of Subordination, Non-Disturbance and Attornment Agreement

Exhibit E	-	Form of Notice of Lease

Exhibit F	-	Intentionally Omitted

Exhibit G	-	Operating Expense Exclusions

EXHIBIT A

PLAN OF RETAINED PREMISES

[Floor Plan]

EXHIBIT A-1

REAL PROPERTY DESCRIPTION

Exhibit A- 1

Property Description

LOTS 12 and 13

The land with the buildings and other improvements thereon situated in the Town of Needham, County of Norfolk and Commonwealth of Massachusetts, known as and numbered 115-119 Fourth Avenue (“Lot 12 and 13”) described as follows:

Beginning at the Northeasterly corner of lot 13 at Fourth Avenue thence:

S 35°-01'-52" E Four hundred and thirty-six and 00/100 Feet (436.00'), by two (2) courses; the first course measuring One hundred sixty-six, and 46/100 (166.46') feet and the second course measuring Two hundred sixty-nine and 54/100 (269.54') feet

S 54°-58'-08" W Three hundred and seventy five and 00/100 Feet (375.00')

N 35°-01'-52" W One hundred and fifty four and 27/100 Feet (154.27')

N 25°-50'-13" W Two hundred eighty-five and 48/100 Feet (285.48'), by two (2) courses; the first course measuring One Hundred sixteen and 85/100 (116.85') feet, and the second course measuring One hundred sixty-eight and 63/100 (168.63') feet

N 54°-58'-08" E Three hundred and twenty nine and 39/100 Feet (329.39') to the point of beginning.

Lots 12 and 13 are shown on a plan drawn by Cheney Engineering Co. Inc., Surveyors, dated December 8, 1965, as approved by the Land Court, filed in the Land Court as No. 29185C, a copy of a portion of which is filed with the Land Court with Certificate No. 86939, Page 435.

EXHIBIT A-2

PLAN OF RESERVED PARKING SPACES

[Drawing]

EXHIBIT B

LIST OF EXISTING EQUIPMENT

[Table]

EXHIBIT C

BASE BUILDING AND

TENANT IMPROVEMENT WORK AGREEMENT

1.             DEFINED TERMS

The terminology herein shall have the same meaning ascribed to such terminology within the Lease. In addition, the following terms shall have the following meanings:

“Base Building Work” shall mean the improvements and other alterations substantially as set forth in the attached design specification labeled Exhibit C-4 and shown on the Base Building Plans for the construction of the core base building upgrades and improvements in and to the Building.

“Base Building Plans” shall mean the final, permit set of plans and specifications for the Base Building Work. Landlord agrees to include Tenant in the process of the preparation of the Base Building Plans and to consider and discuss with Tenant any reasonable recommendations by Tenant without any obligation of Landlord to incorporate the same. Once Base Building Plans have been finalized, Landlord will not make any material changes to Base Building Plans which would adversely impact Tenant’s access to and egress from the Premises without Tenant’s written approval which Tenant will not unreasonably withhold, condition or delay.

“Change Order” shall have the meaning set forth in Paragraph 2C below.

“Construction Documents” shall mean the final Building Permit set of plans and specifications for the Tenant Improvement Work, as approved (and/or deemed approved) by Landlord and Tenant, as the same may be modified (i) by Change Orders, and/or (ii) to meet the requirements of the local building permit granting authority and comply with local by-laws and state building code for obtaining the issuance of Town of Needham building permits or other local approvals for the Tenant Improvement Work, provided any material modifications to the approved Construction Documents required by a local building permit authority for the issuance of a building or other Town of Needham zoning or building permit required to perform the Tenant Improvement Work which will affect Tenant’s use and/or occupation of the Retained Premises in any material adverse respect shall be subject to the prior approval of Landlord and Tenant, which shall not be unreasonably withheld or delayed. Special build out and permits for Tenant’s research and lab use shall be excluded from permits for Construction Documents.

“Construction Manager” shall mean Davis Investment Ventures, Inc., a Massachusetts corporation, or an unrelated responsible third party retained by Landlord on an arms-length basis to act as project/construction manager for Base Building Work and/or Tenant Improvement Work.

“Estimate of Total Costs” shall mean the estimated and budgeted costs for the Tenant Improvement Work set forth in Exhibit C-3 attached hereto and defined as the “Budget” in Section 3 of this Exhibit C.

“Force Majeure Delay(s)” shall mean delay in the Substantial Completion of the Tenant Improvement Work occasioned by strikes, fire, severe and unusual weather, the inability to procure necessary labor or materials and for any other reason beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to avoid and/or shorten the length of any Force Majeure Delay. Landlord shall have no basis for any claim of Force Majeure Delay unless and until Landlord has provided Tenant written notice of any Force Majeure Delay within five (5) business days after Landlord determines that it intends to claim an extension of substantial completion of the Tenant Improvement Work on account of such Force Majeure Delay.

“GMP” shall mean the cost of the Tenant Improvement Work under the GMP Contract.

“GMP Contract” shall mean the construction contract entered into between Landlord and the GMP Contractor on the basis of a guaranteed maximum price for the performance of the Tenant Improvement Work. Unless Tenant signs as the “Owner” for purposes of the GMP Contract, the GMP Contract will contain a provision conditionally assigning to Tenant in the event of Landlord’s default and entitling Tenant to assume Landlord’s rights and obligations as Owner in the event Landlord defaults in its obligations to complete the Tenant Improvement Work as set forth in Section 5 of this Exhibit C. Such rights shall be subject and subordinate to Landlord’s lender’s rights to assume and perform the GMP Contract.

“GMP Contractor” means the general contractor selected by Landlord to perform the Base Building and Tenant Improvement Work. See Section 3(a) of this Exhibit C for Landlord’s initial selection of the GMP Contractor.

“Phasing Schedule” shall mean that schedule attached hereto as Exhibit C-2 which sets forth milestones with respect to the obligations of Landlord and Tenant regarding the development and completion of the Construction Documents, the negotiation, approval and execution of the contract with the GMP Contractor for the performance by Landlord of the applicable phases of the Base Building Work and the Tenant Improvement Work, the preparation, review, approval and completion of the final plans and specifications for the Tenant Improvement Work and the Base Building Plans, the dates on which Tenant shall temporarily vacate and surrender portions of the Original Premises in accordance with the provisions of this Agreement in order for Landlord to be able to perform the Base Building Work and Tenant Improvement Work and the construction and installation of the Base Building Work and the Tenant Improvement Work. Landlord and Tenant agree to cooperate with one another in the performance of their respective obligations under the Phasing Schedule. The parties shall cooperate to update the dates set forth in the Phasing Schedule from time to time in order to account for actual events and permitted delays during the performance of the Tenant Improvement Work.

“Premises Delivery Date” shall mean the date upon which the Tenant Improvement Work is Substantially Completed.

“Project” shall mean the Tenant Improvement Work and the Base Building Work.

“Punch List Items” The term “Punch List Items” shall mean details of construction, fixtures, finishes, decoration and mechanical adjustment which, in the aggregate, are minor in character and do not materially interfere with Tenant’s use or enjoyment of the Retained

Premises and completion of which after Tenant is in occupancy of the Premises will not unreasonably interfere with Tenant’s operations therein.

“Space Plan” shall mean the initial space plan for the Tenant Improvement Work to be performed in the Retained Premises and approved by the parties prior to the Effective Date, a copy of which is attached as Exhibit C-1 to this Exhibit C.

“Substantial Completion of the Base Building Work” and phrases of a similar nature shall mean the Base Building Work shall have been completed in accordance with the Base Building Plans other than Punch List Items and Landlord has obtained all final governmental inspection and other approvals with regard to the Base Building Work.

“Substantial Completion of the Tenant Improvement Work” and phrases of a similar nature shall mean (1) the Tenant Improvement Work shall have been completed in accordance with the Construction Documents, other than Punch List Items which will not unreasonably interfere with Tenant’s ability to lawfully occupy the Retained Premises and completion of which will not unreasonably interfere with Tenant’s business operations in the Retained Premises; and (2) Landlord has obtained a Temporary or Permanent Certificate of Occupancy or its equivalent with regard to the Tenant Improvement Work for which Landlord is responsible which are necessary to permit Tenant to lawfully use and occupy and to continue to use and occupy the Retained Premises for their permitted uses under this Lease; provided, however, if the Landlord would have received a Certificate of Occupancy but for incomplete work to be performed by Tenant then Substantial Completion of the Tenant Improvement Work shall be deemed achieved.

“Tenant Delay(s)” shall mean any actual delay in the Substantial Completion of the Tenant Improvement Work which is directly attributable to (i) the actions, omissions or interference of Tenant or Tenant’s agents, contractors or employees with respect to any aspect of the design, permitting and/or performance of the Tenant Improvement Work, (ii) any delay by Tenant in the review and approval of any Construction Documents submitted to it for review and/or approval, (iii) any delay occasioned by a Change Order requested by Tenant provided Tenant is notified by Landlord prior to acceptance of such Change Order of the estimated amount of Tenant Delay to result from such Change Order, (iv) any breach of the Lease (including this Exhibit C) by Tenant, (v) any long lead time items of which Tenant has received prior notice of the estimated amount of the Tenant Delay from such items and elects to proceed in spite thereof, and which causes actual delay in Substantial Completion of the Tenant Improvement Work, and (vi) any failure, for whatever reason, except where such failure shall be as a result of Landlord’s inappropriate actions, of Tenant to meet the time requirements of the Phasing Schedule. In calculating the duration of any Tenant Delay, such duration shall be based upon the actual number of days of delay in the Substantial Completion of the Tenant Improvement Work attributable to the causes described above. Landlord shall notify Tenant of any delays occasioned by a Tenant Delay within five (5) business days after Landlord becomes aware that it intends to claim an extension of the date for substantial completion of the Tenant Improvement Work on account of such Tenant Delay; provided, however, Landlord agrees to exercise commercially reasonable efforts to immediately notify Tenant of any act, omission or interference of Tenant, its agents, employees or contractors in the performance of the Tenant Improvement Work which Landlord intends to claim as a Tenant Delay so as to permit Tenant a reasonable opportunity to promptly mitigate and/or eliminate such act, omission or interference. Tenant Delays shall not include the normal and ordinary process of communication between Landlord and Tenant during the design and construction process or the exercise by Tenant of its rights under this Exhibit C to inspect the work on a timely basis and/or to have M&F dispute the achievement of Substantial Completion of the Tenant Improvement Work.

“Tenant Improvement Allowance” shall mean an amount up to Three Million Six Hundred Thousand and 00/100 Dollars ($3,600,000.00).

“Tenant Improvement Work” shall mean the improvements and other alterations shown on the Construction Documents for the improvements to be performed in the Retained Premises.

“Tenant’s Representative” shall mean Avery “Chip” Catlin, or any other representative appointed by Tenant. Tenant’s Representative shall have the power to bind Tenant with respect to all matters arising under this Exhibit C. Tenant has also retained (i) Margolis & Fishman, Inc. (“M&F”) for architectural services; and (ii) AHA Consulting Engineers, Inc. (“AHA”) for mechanical, plumbing, electrical, and fire protection services (“MEPFP”), as consultants to Tenant (but without power to bind Tenant) and Landlord hereby approves of M&F and AHA as Tenant’s consultants. M&F is also referred to herein as the “Project Architect”.

“Total Costs” are defined in Section 4 below.

2.             REPARATION OF PLANS AND SPECIFICATIONS

(a)           Tenant Improvement Work. Tenant has retained and will continue to retain M&F and AHA for design, architectural and MEPFP services for Tenant Improvement Work. Landlord has retained and will continue to retain M&F and AHA for design, architectural and MEPFP services for Base Building Work. If either Landlord or Tenant wishes to change such service providers, they shall do so only by mutual agreement which each party agrees, for good cause, shall not be unreasonably withheld, conditioned or delayed. Tenant is currently having the Construction Documents for the interior finish and other tenant improvements to the Retained Premises prepared in accordance with: (i) the Space Plan (as defined above in this Exhibit C-1); and (ii) information provided to the architect, M&F, or engineer, AHA. Tenant agrees to design the laboratory portions of the Retained Premises, exclusive of the animal research facility, office and other non-laboratory portions of the Retained Premises and except as otherwise consented to by Landlord, such that the laboratory areas will be generally re-usable by other laboratory users. Tenant shall prepare or cause the final Construction Documents to be prepared by M&F and AHA and will submit the same to Landlord for Landlord’s review and approval no later than ninety (90) days after the date of this Amendment, subject to delays due to Force Majeure. As soon as practicable after receipt of the proposed Construction Documents but in no event more than five (5) business days after receipt thereof, Landlord shall return the proposed Construction Documents to Tenant with Landlord’s suggested modifications and/or approval noted thereon. If, upon receipt of the Landlord’s suggested modifications to the Construction Documents, if any, Tenant wishes to take exception to Landlord’s modifications, Tenant may do so within five (5) business days after the date upon which Tenant receives Landlord’s modifications to the Construction Documents. Landlord and Tenant shall negotiate in good faith to promptly resolve any disagreements and make modifications to the Construction Documents which are acceptable to Landlord and Tenant. The parties shall attempt to reach agreement as soon as possible, and in all events within ten (10) business days after the date upon which Tenant receives Landlord’s proposed modifications to the Construction Documents. Upon resolution of any issues, Tenant shall revise the Construction Documents to reflect the applicable changes, and the same shall be resubmitted to Landlord for final approval within seven (7) business days after resolution of any issues and Landlord shall grant its approval or disapproval thereto, and/or state any further objections or proposed modifications, within three (3) business days after receipt thereof. After the first submission and resubmission, Landlord and Tenant agree to restrict further objections or disputes only to matters which have been previously raised but not previously been agreed upon or accepted by the other party. The parties shall, in all events, act with due diligence and in good faith and use all reasonable efforts to reach agreement as soon as possible, and in all events within twenty (20) business days after the date upon which Tenant first receives the applicable modifications from Landlord which are in issue. The process of submissions and resubmissions shall continue thereafter until final agreement is reached, and in such process, the parties shall thereafter adhere to the three (3) business day response time required after the second resubmission. Each party agrees that its failure to respond to a submission or resubmission within the above-referenced time frames shall constitute such party’s acceptance of the submission or resubmission in question. Upon Landlord and Tenant’s final approval of the Construction Documents, the same shall constitute the “Construction Documents.” The work shown on the Construction Documents shall be deemed the “Tenant Improvement Work” unless otherwise noted thereon. At the times set forth for obtaining varying phases of building permits in the Phasing Schedule and following final approval of the Construction Documents, Landlord agrees to have the GMP Contractor apply to the Town of Needham Building Department for a building permit for the construction of the Tenant Improvement Work and upon issuance thereof, to cause, subject to Tenant’s payment for the portions thereof for which Tenant is responsible, the Tenant Improvement Work to be completed, installed or performed, as the case may be, in accordance therewith, subject only to minor variations and/or variations necessitated by the unavailability of specified materials and equipment in accordance with the Construction Documents. Except as above provided, no deviation from the Construction Documents shall be made by either party except by written Change Order approved by the other party, which approval shall not be unreasonably withheld, conditioned or delayed.

(b)           Base Building Work. Landlord is currently having the Base Building Plans for the Base Building Work prepared in accordance with the design specifications previously delivered to Tenant for review. Landlord shall prepare or cause to be prepared by an architect licensed in the Commonwealth of Massachusetts, the Base Building Plans and submit the same to Tenant and Tenant’s Representative at appropriate intervals during the design process for Tenant’s review and comment in accordance with the provisions of the definition of “Base Building Plans”.

(c)           Change Orders. Tenant may request changes in the Construction Documents (“Change Order”) from time to time by giving Landlord written notice thereof in each instance, and in each such event Landlord shall, promptly following receipt of written notice thereof from Tenant, submit to Tenant a written detailed estimate of the cost of such Change Order and whether the Change Order will constitute a Tenant Delay. Tenant shall advise Landlord in writing within five (5) business days after receipt of such estimate whether it shall elect to proceed with the Change Order. Failure by Tenant to notify Landlord within this five (5) business day period (subject to extension by mutual agreement) shall be deemed to be disapproval by Tenant of the Change Order.

3.             BID PROCESS

(a)           Landlord and Tenant have prepared the Budget for the Tenant Improvement Work attached hereto as Exhibit C-3 (the “Budget”). Except to the extent not practicable due to specialization of the work and limitations on the number of contractors in the field performing such specialized work, with respect to all major sub-trades, Landlord shall cause the GMP Contractor to solicit bids for performance of the Tenant Improvement Work from at least three (3) licensed subcontractors and in substantial accordance with the Budget. If Landlord or the GMP Contractor, as applicable, solicits or is required to solicit bids from subcontractors for such subcontractors to perform both the Base Building Work and the Tenant Improvement Work, Landlord or the GMP Contractor, as applicable, shall require that such subcontractors submit separate and distinct bids for their respective portions of each of the Base Building Work and the Tenant Improvement Work. In addition, Landlord covenants that the contracts (Base Building Work and Tenant Improvement Work and the respective subcontracts thereunder) entered into between Landlord and the GMP Contractor shall be on substantially the same terms and conditions, including, without limitation, pricing of materials and rates for general conditions and contractors’ fees. Tenant may, in its sole discretion, require subcontractors to provide unit prices for certain items or services in their respective bids. When bids are solicited, upon the receipt of bids from each of the subcontractors, Landlord or the GMP Contractor shall prepare a bid format which compares each bid, and shall deliver such bid format, together with copies of the bids themselves to Tenant (together with Landlord’s designation of the bid Landlord intends to accept). All documentation prepared by Landlord or others on its behalf and/or submitted by contractors, subcontractors, vendors, suppliers or others for the Tenant Improvement Work shall be provided to Tenant’s Representative promptly after receipt of same by Landlord, including, without limitation, bid proposals, bid packages, architectural, design, engineering, earthwork, geotechnical and surveys, as applicable. Tenant shall have the right to review all bid packages and to participate with Landlord in the award of the GMP Contract for the Tenant Improvement Work. Landlord has retained C.E. Floyd as its contractor for pre-construction services on both Base Building Work and Tenant Improvement Work and intends to retain C. E. Floyd for construction as well. Tenant approves C. E. Floyd as the GMP Contractor. Any change in the selection of the GMP Contractor to perform the Tenant Improvement Work shall be made by Landlord, subject to Tenant’s approval (which shall not be unreasonably withheld conditioned or delayed), provided Landlord shall select the lowest responsible and qualified bidder which is able to meet the timing requirements set forth in this Amendment unless Tenant and Landlord agree to select another bidder. If Tenant has not responded to Landlord’s request for approval within five (5) business days, the same shall, at Landlord’s election, be deemed to constitute Tenant’s approval of Landlord’s recommended selection. The bids selected and the GMP Contract entered into by Landlord and the GMP Contractor for the Tenant Improvement Work shall be upon the basis of a guaranteed maximum price. The GMP Contract for the Tenant Improvement Work shall be subject to Tenant’s review and approval which shall not be unreasonably withheld, conditioned or delayed provided the total GMP is consistent with the Budget and Landlord and GMP Contractor may not amend such GMP Contract in any material manner without Tenant’s prior written consent. If the GMP is not consistent with the Budget, Tenant shall have ten (10) business days to review the GMP Contract and to modify the Construction Documents so that the GMP is satisfactory to Tenant and meets the Budget. If the final GMP Contract approved by the Tenant exceeds the Budget ten the Budget will be modified accordingly. Landlord may, without Tenant’s approval, substitute materials of equal or better quality for materials which meet the Project design intent called for in the Construction Documents. A decrease in the quality of materials or an increase in the GMP Contract price other than by Tenant approved Change Order shall be deemed material.

(b)           Landlord agrees to cause the GMP Contractor (or each bidding subcontractor) to identify “long lead” items or materials which will delay substantial completion of the Tenant Improvement Work beyond the outside dates contemplated in the Phasing Schedule, as such dates may be modified from time to time by the parties or extended as a result of permitted delays, and shall notify Tenant of the same promptly after such identification can be made. Landlord and Tenant shall cooperate in good faith to integrate “long lead” items or materials into the Phasing Schedule. If the lowest responsible and qualified bidder is to be selected pursuant to the foregoing and such bid is for a subcontract amount in excess of the line item for such subcontract in the Budget, Tenant shall have the right, within three (3) Business Days following the date of Landlord’s selection of the bid, to submit revisions to the Construction Documents for review and approval by Landlord. Upon Landlord’s approval of Tenant’s revisions, Landlord shall seek and obtain revised bids to be reviewed and selected in accordance with the procedures and the time frames set forth in this Exhibit C.

(c)           If Landlord and Tenant are unable, after the exercise of good faith efforts, to agree upon the Construction Documents, the selection of the GMP Contractor, if other than C. E. Floyd or the GMP Contract, within one hundred eighty (180) days after the Effective Date, either party may elect by notice to the other party delivered within ten (10) days following expiration of such one hundred eighty (180) day period but prior to agreement of the parties on the matter for which the parties had previously failed to agree to submit any disputes or disagreement to binding arbitration. Landlord and Tenant shall conduct and complete the arbitration within thirty (30) days with three (3) arbitrators knowledgeable in commercial construction of the type to be provided to Tenant. Tenant and Landlord shall each promptly select an arbitrator who shall together select a third arbitrator also knowledgeable in commercial construction, which three arbitrators who shall then resolve the issue. Costs of arbitration shall be shared as follows: Landlord and Tenant shall each pay their selected arbitrators and shall share equally the cost of the third arbitrator.

(d)           If Landlord is unable to obtain from the Town of Needham the building permits and other governmental authorizations to perform the Tenant Improvement Work within six (6) months following the date of final approval of the Construction Documents, either party may elect to terminate this Amendment by delivery of written notice to the other party delivered within ten (10) days following expiration of such six (6) month period. Landlord and Tenant shall cooperate with each other to the extent reasonably necessary for either party to obtain necessary permits and approvals.

4.             TOTAL COSTS/ALLOWANCE

(a)           Total Costs or Project Costs: The term “Total Costs” shall mean the out-of-pocket costs and expenses actually incurred and required to be paid to third parties in designing, engineering, producing Construction Documents and “as-built” plans, Landlords Financing costs for Landlord’s percentage share of the Total Costs in an amount not to exceed $175,000.00, obtaining required permits and approvals for the Tenant Improvement Work, project legal fees in connection with the GMP Contract and construction issues related to the Tenant Improvement Work in an amount not to exceed $45,000.00, construction management and administration to the Construction Manager, which shall not exceed the actual employee and out-of-pocket costs incurred by the GMP Contractor in managing and administering the Tenant Improvement Work, including normal allocation to employee benefits at commercially reasonable rates, insurance, but only to the extent clearly allocable (and documented as such) to the Tenant Improvement Work, a contingency fee for normal and customary contingency items for such jobs including, without limitation, correction of non-conforming work, warranty items, bonding of completion and such other items as are included in such construction contracts and constructing the Tenant Improvement Work and which are identified in the Budget plus approved Change Orders, but exclusive of any costs identified in this Section 4 as being excluded from Total Costs. For the purposes of this sentence, Landlord Parties (defined below) shall be considered third parties if they are providing services, which, but for the Landlord’s affiliate providing the same, would have to be provided by another and the cost of such services are at prices consistent with those sums which would be paid to an unrelated, responsible third parry for performing such services or materials. The only Landlord Party entitled to receive any payment in connection with the Tenant Improvement Work is the Construction Manager. Notwithstanding anything to the contrary, the term Total Costs shall not include:

(1)           Costs resulting from the gross negligence, willful misconduct or breach of this Amendment by Landlord, its agents or employees,

(2)           Costs resulting from the gross negligence or willful misconduct of the GMP Contractor or any other contractors engaged to perform the Tenant Improvement Work, costs to correct nonconforming work performed during construction by GMP Contractor, subcontractors or any design and/or construction professionals engaged by Landlord to perform the Tenant Improvement Work and costs of correcting defective or nonconforming work, disposal and replacement of materials and equipment incorrectly ordered or supplied and correcting damage to property not forming part of the Tenant Improvement Work to the extent covered by manufacturer’s or installer’s warranties or required to be corrected by the GMP Contractor under the GMP Contract;

(3)           Amounts (including, without limitation, salaries, benefits or fees) paid to Landlord, any affiliate of Landlord or any director, officer, member, shareholder or employee of Landlord or any affiliate of Landlord (collectively, the “Landlord Parties”), except for the construction management costs to be paid to the Construction Manager;

(4)           Any costs not properly charged under the GMP Contract;

(5)           Overhead and general expenses of Landlord except as related solely to the Tenant Improvement Work;

(6)           Costs of self-insured losses (e.g., losses within the deductible limits); and

(7)           Costs attributable to any Base Building Work or the improvements being performed by Landlord to the Terminated Premises and other areas on the second (2nd) floor of the Building (the “Landlord’s 2nd Floor Work”), including costs of insurance, financing costs, legal fees and construction management costs allocable to Base Building Work and the Landlord’s 2nd Floor Work, but including costs for making the Terminated Premises conform with the surrender requirements of Paragraphs 2 and 20 of this Amendment if Tenant fails to perform its obligations thereunder.

Landlord shall deliver a post-final completion accounting and true-up of Total Costs in reasonable detail and a calculation of Total Costs Savings (as hereinafter defined), together with all backup and supporting materials requested by Tenant, within sixty days (60) following the date that Landlord achieves the Substantial Completion of the Tenant Improvement Work. Any part of Total Costs (e.g. completion of punchlist items and warranty work) shall be accounted for in the same manner after Substantial Completion.

(b)           Allowance Excess/Tenant’s Contribution.

Landlord shall apply the Tenant Improvement Allowance against the Total Costs with each payment being made on an 80-20 basis (80% by Landlord and 20% by Tenant up to a total contract price of $4,500,000). Except for costs due to the gross negligence or willful misconduct of Landlord or its agents or employees or contractors and any subcontractors procured by the GMP Contractor, in no event shall Landlord’s contribution to or cost for the Tenant Improvement Work exceed $3,600,000.00. In the event the Total Costs exceed $4,500,000, then the percentage of each progress payment to be made by Landlord will be based on a fraction determined as follows:

Landlord’s Percentage = $3,600,000/Total Project Costs

By way of example only, should the Tenant Improvement Work cost be projected at $7.2 million, since Landlord has agreed to pay up to $3.6 million in Tenant Work costs, Landlord and Tenant will each contribute 50% of costs as incurred during construction, with a true-up of costs promptly following Substantial Completion of the Tenant Improvement Work for payments made by the parties outside of the applicable ratio (e.g. outside of the 80/20 ratio, adjusted as applicable consistent with the example set forth above). Subject to the provisions of Section 12.2(c) as contained in Paragraph 18 of this Amendment, Tenant’s pari passu payments will begin, (including any payments which were deferred under Paragraph 18, of this Amendment) on the date Landlord delivers to Tenant the SNDA in form and content required under Paragraph 18 of this Amendment, subject to Tenant’s receipt of the documentation required under this Section 4(b) of Exhibit C. Amounts incurred after delivery of the SNDA will be billed and payable on a monthly basis as costs are incurred. Amounts deferred until the SNDA is delivered will be due upon delivery of the SNDA. As of the date of this Amendment, the total design and other Total Costs incurred to date are $47,158.71 of which Landlord has paid $37,937.01 and Tenant has paid $9,221.70.

Change Orders which increase the GMP over $4,500,000 or decrease the GMP to a sum still in excess of $4,500,000 will be paid 100% by or credited 100% to Tenant. Change Orders which decrease the GMP below $4,500,000 will be shared on an 80/20 basis.

The amount of any payments of Tenant’s Contribution requested hereunder shall be net of Tenant’s allocable share of applicable retainage under the GMP Contract.

If the Total Costs exceed the amount of the Tenant Improvement Allowance, Landlord shall so notify Tenant in writing and Tenant shall be required to make payments to Landlord, or at Landlord’s election directly to the GMP Contractor, on a pari passu basis with the Tenant Improvement Allowance (the “Tenant’s Contribution”) to pay the Total Costs, provided, however, that Landlord’s and Tenant’s Contribution payments shall be made on a percentage of completion basis, not more than once during each calendar month, and any amounts due from Tenant as Tenant’s Contribution will be paid not sooner than fourteen (14) nor later than twenty-one (21) days following Tenant’s receipt of a disbursement request (each a “Funding Request”) along with, for each payment, a payment request, which shall be in the form of an Application for Payment on AIA Document G702 and G703 certified by the Project Architect seeking that percentage of the Tenant’s Contribution (less the applicable holdback amount specified in the GMP Contract) which corresponds to the percentage of completion of the Tenant Improvement Work which has been achieved as of the date of such payment request and certified as such in the AIA Form Requisition Certificate of Payment by M&F or its successor as Project Architect. As a part of each payment request, Tenant will be provided with a copy of each Lien Waiver required to be furnished under the GMP Contract.

Before the payment of any Funding Request, Landlord and/or the GMP Contractor will provide to the Tenant at least twenty-one (21) days before such payment is due:

(i)            A copy of the final Certificate of Occupancy (or its equivalent consistent with the provisions of the definition of “Substantial Completion of the Tenant Improvement Work” contained in this Amendment) issued to Landlord by the applicable governmental authority with respect to the Retained Premises (final payment only);

(ii)           An insurance certificate or policy (or endorsement to existing policy) evidencing that all coverages required under the Lease are in effect with respect to the Retained Premises and the Tenant Improvement Work (first payment and final payment only);

(iii)          Provided Tenant has made all payments required of it under this Amendment, final lien releases for the Tenant Improvement Work from all major subcontractors [“major subcontractor” shall be defined as one or a series of contracts with one subcontractor exceeding $50,000 in the aggregate] and the general contractor with respect to which payment is being requested (final payment only);

(iv)          Proof that Landlord has made payment of the corresponding portion of Landlord’s Contribution due with respect to the particular Funding Request; and

(v)           An inspection by Tenant’s Representative, if Tenant so elects, of the Tenant Improvement Work upon confirmation by the then Project Architect of Substantial Completion of the Tenant Improvement Work, provided that any such inspection occurs within five (5) business days after receipt of the request for final payment and retainage release, subject to delays caused by Landlord’s failure to provide access to the Retained Premises at reasonable times to Tenant’s Representative for such inspection.

(c)           Tenant’s Share of Total Cost Savings. Landlord and Tenant shall endeavor to use commercially reasonable value engineering  practices whenever possible in performing the Tenant Improvement Work, and will share in the savings (the “Total Costs Savings”) as follows: Any value engineering savings which reduce the Total Costs of the Tenant Improvement Work will belong to Tenant until the Total Costs Savings reduce the Total Costs to $4,500,000 and, thereafter, any net value engineering savings will be shared between Landlord and Tenant with Landlord receiving 80% of the additional savings and Tenant receiving 20% of the additional savings.

(d)           Tenant Furnishing, Fixtures and Equipment. Tenant shall pay for: (i) its share of Tenant Improvement Work up to $4,500,000 as set forth in (B) of this section and all costs of Tenant Improvement Work referenced in the cost estimate and Budget in excess of $4,500,000.00; (ii) the cost of purchasing and installing Tenant’s furnishings, fixtures and equipment not included in Tenant Improvement Work; and (iii) the cost of all permits and approvals required for its specific use and operation. Landlord and Tenant acknowledge and agree that, subject to and in conformance with the Phasing Schedule for completion of Tenant Improvement Work, Tenant will be permitted to access the Retained Premises upon reasonable prior notice to Landlord and the Construction Manager (which notice may be oral), in order to install specialized equipment and fixtures being ordered by Tenant for its use and operation of the Retained Premises. Tenant agrees not to interfere with the prosecution of the Tenant Improvement Work. Landlord and Tenant agree to cooperate with each other to facilitate such access and installations.

(e)           Tenant Payment Defaults. Any payment of Tenant’s Contribution required to be made by Tenant under this Amendment and not paid when due shall be equivalent of a default for non-payment of Annual Fixed Rent under the Lease and entitle Landlord to the remedies for non-payment of Annual Fixed Rent under the Lease.

5.             PERFORMANCE OF TENANT IMPROVEMENT WORK

(a)           Landlord shall obtain all local licenses, permits and approvals (whether governmental or non-governmental) required to perform the construction of Tenant Improvement Work from the Needham Building Department. Notwithstanding anything contained in the Lease to the contrary, it shall not be Landlord’s responsibility to obtain the approval of the Town of Needham Health Department or any other required federal, state and/or local licenses, permits and approvals (governmental or private) required to operate and use the Retained Premises for the Permitted Use except to the extent any such licenses, permits or approvals are required from the Town of Needham Building Department to sign off construction of the Tenant Improvement Work for general occupancy of the Premises and not related to Tenant’s particular use of the Premises. Further and notwithstanding anything in this Amendment and/or the Lease to the contrary, Tenant and not Landlord and GMP Contractor shall be responsible for compliance of the Construction Documents with applicable codes and laws. The foregoing shall not relieve the GMP Contractor or any subcontractors from their respective obligations to ensure that materials ordered and installed by such parties as part of the Tenant Improvement Work are in compliance with the Construction Documents.

(b)           Promptly after the later to occur of (i) the issuance of a building permit for the Tenant Improvement Work, and (ii) Landlord’s entry into the GMP Contract for the Tenant Improvement Work, Landlord will use commercially reasonable efforts and due diligence to perform the Tenant Improvement Work to achieve Substantial Completion of the Tenant Improvement Work in accordance with the Phasing Schedule (subject to Tenant Delay, Change Orders and/or Force Majeure).

(c)           The Tenant Improvement Work shall be (i) performed in a good and workmanlike manner using new materials (unless used and/or existing materials are called for under the Construction Documents), (ii) subject to and in accordance with all Legal Requirements (as defined in Section 6 of this Amendment), and (iii) completed in accordance with the Construction Documents (including approved Change Orders).

(d)           Landlord will reasonably cooperate with Tenant and Tenant’s Representative in the performance of the Tenant Improvement Work to provide Tenant access to the Premises both prior to and during construction and the right to attend all job meetings between Landlord and GMP Contractor for the Tenant Improvement Work and to review subcontractor submittals and shop drawings. Tenant shall have the right to have Tenant’s Representative or other qualified engineer or contractor inspect the quality of construction of the Tenant Improvement Work and the Base Building Work and the compliance of the Tenant Improvement Work with the Construction Documents, provided such inspection is performed at a time mutually agreeable to Landlord and Tenant and which will not cause any delay in the performance of the Tenant Improvement Work or the Base Building Work. Landlord agrees to notify Tenant (which notice may be oral) of all job meetings held with the general contractor and related to the scheduling, design, modifications, change orders, or cost reporting or pricing of the Tenant Improvement Work. Tenant shall have the right to review and approve change orders to any portion of the Tenant Improvement Work proposed by Landlord or GMP Contractor. Tenant and its contractors and representatives shall work harmoniously and cooperate with Landlord and its contractors and representatives and not unreasonably interfere with Landlord’s Work.

(e)           In addition to insurance required to be maintained by Landlord under the Lease, Landlord shall carry and maintain with respect to the Project at all times during the design and construction of the Base Building Work and the Tenant Improvement Work, and shall require GMP Contractor, Landlord’s architect and all contractors and subcontractors, as applicable, to maintain at all times during the design and construction of the Base Building Work and Tenant

Improvement Work, written by insurers rated by A.M. Best & Co., with a minimum rating of (or equivalent to) A-IX and qualified to do business in the Commonwealth of Massachusetts the types of insurance and minimum coverage amounts hereinafter set forth: (1) property insurance written on a builder’s risk “all-risk” or equivalent policy form in the total value for the Base Building Work and Tenant Improvement Work, as applicable, at the site on a replacement cost basis without optional deductibles; (2) workers’ compensation insurance in statutory amounts and employer’s liability insurance in the amount of $1,000,000 for bodily injury or disease and with a wavier of subrogation included in such policies on behalf of Tenant, including policies of subcontractors; (3) commercial automobile vehicle insurance covering owned, non-owned and hired vehicles for personal injury in the amount of $1,000,000 combined single limit for bodily injury and for property damage and with a waiver of subrogation included in such policy on behalf of Tenant; (4) commercial general liability coverage for bodily injury, personal injury and property damage in the amount of $1,000,000 per occurrence and $2,000,000 aggregate limit and umbrella coverage in the amount of $10,000,000 and with a waiver of subrogation included in such policy on behalf of Tenant; and (5) coverage for negligent acts, errors and omissions arising out of the performance of professional services included in the GMP Contract. Such insurance carried by Landlord may be part of a blanket policy. Tenant shall be named as a certificate holder and additional insured on all comprehensive general liability insurance coverages required under this Section 5(e) and under the GMP Contract and all such comprehensive general liability insurance coverages shall be made primary to any insurance carried by Tenant under the Lease. The cost of such insurance documented as allocable to Tenant Improvement Work under this paragraph (e) shall be a part of the Total Costs.

6.             DELIVERY; REMEDIES FOR DELAY

(a)           Subject to adjustments in the time for performance due to Change Orders, Tenant Delays, and/or Force Majeure, the Tenant Improvement Work shall be Substantially Completed on or before seventeen (17) months from the date on which (i) Tenant relocates into the respective portions of the Premises required under the initial phase of the Phasing Schedule for Landlord to commence the Tenant Improvement Work and vacates and surrenders to Landlord those portions of the Premises required to be vacated by Tenant in accordance with the initial phase of the Phasing Schedule in the condition required under this Agreement; and (ii) Landlord has obtained all local governmental permits required to be obtained by Landlord under this Amendment for construction of the Tenant Improvement Work. When the Tenant Improvement Work is Substantially Complete, Landlord shall so notify Tenant in writing (such notice, the “Completion Notice”) and shall tender full possession of the Retained Premises to Tenant subject, however, to completion of Punchlist Items. Tenant shall notify (the “Substantial Completion Objection”) Landlord in writing within ten (10) days following receipt of Landlord’s notice of Substantial Completion if Tenant does not agree that the Tenant Improvement Work is Substantially Complete (specifying items alleged not to be Substantially Completed) and the parties shall cooperate to resolve any disagreements as soon as possible. If the parties are unable to agree that the Tenant Improvement Work has been Substantially Complete, either party may submit the matter to arbitration in the manner provided in Section 3(c) of this Exhibit C. The Punch List Items shall be set forth in a list prepared during a walkthrough inspection of the Retained Premises by Landlord, the GMP Contractor, Tenant, Tenant’s Representative and Tenant’s consultants within seven (7) days after the Completion Notice. Landlord shall commence and use reasonable efforts to complete the Punch List within sixty (60) days of the final agreement as to the Punch List Items. If Tenant fails to timely give the Substantial Completion Objection, then for the purposes of this Amendment, Substantial Completion will be deemed to have been achieved, except to the extent covered by manufacturer’s or installer’s warranties or under the GMP Contract.

(b)           Subject to adjustments in the time for performance due to Change Orders, Tenant Delays, and/or Force Majeure, the Base Building Work shall be Substantially Completed on or before twenty-one (21) months from the date on which (i) Tenant relocates into the portion of the Premises required under the Phasing Schedule for Landlord to commence the Base Building Work and Tenant Improvement Work; and (ii) Landlord has obtained all local governmental permits required for construction of the Base Building Work and Tenant Improvement Work, subject, however to completion of Punch List Items. When the Base Building Work is Substantially Complete, Landlord shall so notify Tenant in writing (such notice, the “Base Building Completion Notice”) and Tenant and Tenant’s Representative shall have a right to inspect the Base Building Work within seven (7) days after the Base Building Completion Notice.

(c)           In the event that Substantial Completion of the Tenant Improvement Work is delayed for reasons other than Force Majeure, Tenant Delays and/or Change Orders beyond April 9, 2007, then from and after May 1, 2007 as that date may be extended on account of delays due to Force Majeure Tenant Delays and/or Change Orders, Annual Fixed Rent and Additional Rent (except for utilities used by Tenant) for the Terminated Premises shall abate until the date that is fifteen (15) business days following the date of Substantial Completion of the Tenant Improvement Work in accordance with the terms of this Amendment. If Substantial Completion of Tenant Improvement Work is delayed subsequent to April 30, 2007 due to Force Majeure, Tenant Delays or Change Orders, Tenant will pay rent on the Terminated Premises for the periods of those delays.

(d)           In the event that Substantial Completion of the Tenant Improvement Work is delayed beyond August 1, 2007, as such date may be extended for delays due to Force Majeure, Tenant Delays and/or Change Orders, then in addition to the remedies contained in Paragraph 6(c) above, Tenant shall be entitled to assume Landlord’s position as Owner under the GMP Contract and to complete the Tenant Improvement Work in accordance with the Construction Documents and the Budget as of that date (the “Assumption Date”) specified in a written notice from Tenant to Landlord (the “Assumption Notice”) with a copy of the Assumption Notice to any holder(s) of a mortgage on the Building (the “Holder(s)”), the identity and address of which Holder(s) Tenant has received written notice, which Assumption Date shall be no earlier than sixty (60) days after the date of the Completion Notice. The Assumption Notice shall include a statement from Tenant’s architect setting forth the amount of time reasonably estimated by the architect as being needed to complete the Tenant Improvement Work. If Tenant exercises such right to perform the Tenant Improvement Work following a failure by Landlord to do so, and Landlord and Holder (in accordance with the SNDA executed by such Holder pursuant to Section 12.2 of the Lease) fail to pay and disburse the theretofore unfunded Landlord’s portion of the Tenant Improvement Allowance towards the Total Costs, then Tenant may deduct Landlord’s unfunded portion of such Tenant Improvement Allowance plus any increased costs under the GMP Contract incurred by Tenant to complete the Tenant Improvement Work resulting from Landlord’s non-permitted delays in completing the same (the “Additional

Costs”) from the Annual Fixed Rent next due from Tenant under the Lease until Tenant has been fully reimbursed for the undisbursed amount of the Tenant Improvement Allowance which Landlord failed to pay plus the Additional Costs. Notwithstanding the foregoing, if, prior to the Assumption Date, Tenant receives written notice from the Holder(s) that Holder intends to perform Landlord’s obligation to complete the Tenant Improvement Work and specifies a date for completion of the Tenant Improvement Work not later than 1.5 times the amount of time reasonably estimated by Tenant’s Architect as necessary for the completion of the Tenant Improvement Work, then Tenant’s right to assume the GMP Contract and complete the Tenant Improvement Work following Landlord’s failure to do so shall be postponed for the period of time set forth in Holder’s notice.

(e)           For a period of one (1) year after Substantial Completion of the Tenant Improvement Work, the Landlord shall promptly correct defective or materially nonconforming work in both the Base Building Work and the Tenant Improvement Work after written request from the Tenant delivered to Landlord. Following Substantial Completion of the Tenant Improvement Work, Landlord shall assign to Tenant, on an exclusive basis, any claims, correction obligations, warranties and extended warranties provided by GMP Contractor or any other party with respect to the components and equipment included as part of the Tenant Improvement Work. If such claims, corrective obligations and warranties are not assignable, Landlord shall act diligently during the first year after Substantial Completion, in pursuing any available remedies against the contractors performing the Tenant Improvement Work. Landlord agrees to insert a clause into the GMP Contract requiring Contractor to assign all manufacturer warranties to Landlord or Tenant as appropriate. Notwithstanding the foregoing, following the expiration of such one (1) year period after the Substantial Completion of the Tenant Improvement Work, Landlord will, to the extent assignable, assign to Tenant any and all rights of Landlord under the GMP Contract to pursue remedies or enforce rights against the GMP Contractor or any other contractors employed by the GMP Contractor for defective or nonconforming work, to the extent such rights and remedies are still in full force and effect. Such assignment shall be without recourse to Landlord.

(f)            The GMP Contract shall provide that any and all indemnifications running for the benefit of Landlord or Construction Manager by the GMP Contractor or any other contractors performing the Tenant Improvement Work or under the GMP Contract shall extend to Tenant to the same extent as Landlord is indemnified by such parties.

(g)           During the term of the Lease the Landlord shall (a) maintain at its local offices in the Greater Boston Area or at the job site at or near the Premises one record copy of the drawings, specifications, addenda, change orders, change directives and other modifications for the Tenant Improvement Work, in good order and marked currently to record field changes and selections made during construction (the “As-Built Documents”), and (b) the As-Built Documents shall be provided to the Tenant at the conclusion of the Tenant Improvement Work in paper and electronic format approved by the Tenant.

(h)           Landlord shall discharge or bond over any lien for labor and/or materials or notice of contract filed by any of Landlord’s contractors, subcontractors, laborers, materialmen or suppliers against Tenant’s property or the leasehold estate of Tenant.

(i)            The GMP Contract and subcontracts for the Base Building Work and the Tenant Improvement Work shall provide that they shall be on an “open book” basis. Landlord shall cause the Construction Manager and GMP Contractor to maintain full and detailed accounts, books and records, including without limitation purchase orders, receipts, bids and subcontracts, for both the Tenant Improvement Work and the Base Building Work and Tenant shall have the right to audit, examine and copy all such books and records upon at least ten (10) business days prior notice to Landlord. The purpose for Tenant’s right of review of the accounts, books and records for Base Building Work shall be to ensure compliance with the provisions of Section 3(a) of this Amendment.

EXHIBIT C-1
SPACE PLAN

[Floor Plan]

EXHIBIT C-2
PHASING SCHEDULE

[Table]

EXHIBIT C-3
BUDGET

[Table]

EXHIBIT C-4
BASE BUILDING SPECIFICATION

EXHIBIT C-4

Base Building Work

Landlord will perform the following Base Building Work at Landlord’s sole cost and expense:

a.               A new glass and aluminum main entry vestibule will be constructed to provide a single main entrance to the Building. The new entry vestibule will have glazed aluminum exterior doors;

b.              Window units will be removed from certain window openings on the first and second floors of the Original Premises and replaced with new, aluminum-framed, dual-pane, insulating glass window units in accordance with architectural plans, elevations and details to be prepared by Landlord’s Architect as part of the Base Building Plans. In addition, other existing window openings will be modified and/or enlarged in accordance with those documents, and new, aluminum-framed, dual-pane, insulating glass window units will be fabricated and installed in those enhanced window openings;

c.               Tenant’s existing public entry doorway (on the Fourth Avenue elevation of the Building) will be removed and replaced, as part of the new window system installation, with new window unit(s);

d.              The exterior of the perimeter walls containing the Original Premises will be clad with an aluminum panel system in areas selected by the Landlord’s Architect to accent the existing brick facade and complement the new window units;

e.               A new monument sign, constructed with materials which are complementary to the new exterior building materials, will be located on the property to identify Tenant.

f.                 Existing landscaping will be supplemented with plantings and seasonal color.

g.              Roof-mounted, packaged HVAC units will be provided to replace and supplement certain systems currently serving the Terminated Premises.

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of                         , 2005, by and among AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation, having an address at 1 SunAmerica Center, Century City, Los Angeles, California 90067-6022, Attention: Director-Mortgage Lending and Real Estate (“Lender”), Avant Immunotherapeutics, Inc., a Delaware Corporation, having an address at 119 Fourth Avenue, Needham, MA 02494 (“Tenant”) and DIV Needham 115, LLC, a Massachusetts Limited Liability Company, having an address at The Davis Companies, One Appleton Street, Boston, MA 02116 (“Landlord”).

RECITALS:

A.           Landlord is or will be the owner of the land legally described in Exhibit A attached hereto and made a part hereof and the buildings and other improvements located on such land (such land, buildings and improvements being referred to herein as the “Property”)

B.             Lender has agreed to make a loan (the “Loan”) to Landlord in connection with Landlord’s financing of the Property.

C.             Tenant is the lessee under that certain Lease dated October 1, 1994 relating to a portion of the Property (the “Premises”) commonly referred to as 119 Fourth Avenue, Needham, MA 02494 as amended by a First Amendment to Lease (the “First Amendment”) dated November     , 2005 (collectively, the “Original Lease”). The Original Lease, as hereafter modified, amended or supplemented from time to time, is referred to hereinafter as the “Lease.”

D.            The Loan will be evidenced by a certain promissory note (the “Note”) and secured by, among other things, a first-lien Mortgage, Deed of Trust, Deed to Secure Debt or similar security instrument encumbering the Property (such instrument, as amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended from time to time, being herein referred to as the “Security Instrument”).

E.              The Lease may be assigned by Landlord to Lender as further security for the Note.

F.              It is a condition to obtaining Lender’s agreement to make the Loan that the Security Instrument shall unconditionally be and remain at all times a lien or charge upon the Premises prior and superior to the Lease.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and understanding that Lender will rely on Tenant’s covenants and certifications, as set forth herein, in making the Loan, the parties hereto agree and certify as follows:

1.               Tenant represents and warrants to Lender that the Lease has been duly authorized, executed and delivered by Tenant. Landlord and Tenant each represent and warrant to Lender that (a) the Lease is in full force and effect, (b) except as expressly set forth in Recital C hereof, the Lease has not been modified or amended in any way, and (c) to the best of the parties’ knowledge, no party to the Lease is in default with respect to such party’s obligations under the Lease as of the date of this Agreement.

2.               Subject to the terms of this Agreement, the Security Instrument and any and all terms, conditions and provisions thereof, all advances made or to be made thereunder, and any other amendments, modifications, renewals, extensions, alterations or replacements thereof are and shall be and remain at all times a lien or charge upon the Premises senior, prior and superior to the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other lessee thereunder in or to the Premises or in or to the Property. Subject to the terms of this Agreement, the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other lessee thereunder in or to the Premises or in or to the Property are hereby subjected and made subordinate to, and Tenant hereby subordinates the leasehold estate created by the Lease, and all of Tenant’s right, title, and interest under the Lease and in and to the Premises and in or to the Property to, the lien or charge of the Security Instrument and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any amendments, modifications, renewals, extensions, alterations or replacements thereof.

3.               As long as Tenant is in compliance with the terms of this Agreement and is not in default in the performance of its monetary or other material obligations under the Lease, which default has continued beyond any cure periods provided in the Lease or at law, Tenant shall not be named as a party defendant in any action for foreclosure, trustee’s sale or other enforcement of the Security Instrument (unless required by law), nor shall the Lease be terminated in connection with, or by reason of, foreclosure, trustee’s sale or other proceedings for the enforcement of the Security Instrument, or by reason of a transfer of the landlord’s interest under the Lease pursuant to the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, nor shall Tenant’s use or possession of the Premises be interfered with, and the rights of Tenant under the Lease shall remain in full force and effect, except that the person acquiring or succeeding to the interests of Landlord as the result of any such action or proceeding and such person’s successors and assigns (any of the foregoing being hereinafter referred to as “Successor”) shall not be:

(a) bound by any prepayment of rent paid more than thirty (30) days in advance of the due date or for any security deposit unless actually received by Successor and then limited to the amount of such security deposit actually received subject to all rights, privileges and benefits of Landlord set forth in the Lease with respect thereto;

(b) liable for any act or omission of any prior landlord (including, without limitation, Landlord) or for any claim for damages against any such prior landlord (including, without limitation, Landlord; provided that the foregoing shall not relieve Lender or such Successor of liability for damages arising out of any continuation of such breach, act or omission or for the performance of any act necessary to cure such breach, but solely with respect to the period after the date Lender or such Successor takes over title to the Property, was notified of the applicable claim of breach, act or omission in accordance with the mortgagee notice provisions

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of the Lease and/or this Agreement, and failed to cure same within the time period provided for in the Lease or herein, as the case may be);

(c) subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord (including, without limitation, Landlord); provided that the  foregoing shall not (i) relieve Lender or such Successor of liability to disburse the Tenant Improvement Allowance under Exhibit C to the First Amendment, (ii) reduce Tenant’s right of offset against Landlord under the Lease with respect to the non-payment of all or any part of the Tenant Improvement Allowance under Exhibit C to the First Amendment or the amount owed to Tenant under Exhibit C to the Lease because of Landlord’s failure to perform the Tenant Improvement Work or the Base Building Work (as defined in the Lease) (collectively the “Special Offset Rights”) or (iii) relieve Lender or such Successor of liability for any offsets or defenses arising out of any breach of the Lease to the extent such breach continues after the date Lender or such Successor takes over title to the Property, was notified of the applicable claim of breach, and failed to cure same within the time period provided for in the Lease or

(d) bound by any amendment or modification of the Original Lease made without the written consent of Lender.

4.               If the interest of Landlord under the Lease shall be transferred by reason of any foreclosure, trustee’s sale or other proceedings for enforcement of the Security Instrument or the obligations which it secures or pursuant to a taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure thereof, then as long as Tenant is not in default past any applicable cure periods provided in the Lease or at law, and except as provided in this Agreement, Tenant shall be bound to Successor and Successor shall be bound to Tenant under all of the terms, covenants and conditions of the Lease for the unexpired balance of the term thereof remaining (and any extensions, if exercised), with the same force and effect as if Successor were Landlord, and Tenant does hereby (a) agree to attorn to Successor, including Lender if it be Successor, as its landlord, (b) affirm its obligations under the Lease, and (c) agree to make payments of all sums due under the Lease to Successor subject to Tenant’s rights thereunder, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon Successor succeeding to the interest of Landlord under the Lease. To the extent permitted by applicable law, Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or obligation to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure, trustee’s sale or other proceedings for enforcement of the Security Instrument or the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, but said attornment shall be effective and self-operative without the execution of any further instruments upon Successor’s succeeding to the interest of the lessor under the Lease. Tenant agrees to provide Successor a written confirmation of its attornment to Successor within ten (10) business days after receipt of a written request therefor from Successor, but failure to receive such written confirmation from Tenant shall not derogate from Tenant’s obligations to Successor or Successor’s obligations to Tenant hereunder.

5.               Upon the written request of either Successor or Tenant to the other given at the time of foreclosure, trustee’s sale or other proceeding for enforcement of the Security Instrument or by deed in lieu thereof, the parties shall execute a lease of the Premises upon the

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same terms and conditions as the Lease between Landlord and Tenant, which Lease shall cover any unexpired balance of the term of the Lease existing prior to such foreclosure, trustee’s sale or conveyance in lieu thereof.

6.               Notwithstanding anything to the contrary in the Lease, Tenant shall not terminate or cancel the Lease or the term thereof by reason of a default or breach by Landlord thereunder and Tenant shall not commence any action against Landlord or otherwise pursue any right or remedy against Landlord in consequence of a default by Landlord under the terms and provisions of the Lease unless written notice by Tenant specifying such default is mailed to Lender at its address set forth above. Tenant further agrees that Lender shall have the right, but shall not be obligated, to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice, or if such default cannot reasonably be cured by the payment of money or within such 30-day period and failure to cure will not delay the performance of the Tenant Improvement Work or otherwise materially affect Tenant’s rights under the Lease, Lender shall have the right to commence the cure of such default in such 30-day period and thereafter diligently pursue such cure until completed. Tenant further agrees not to invoke any of its remedies either express or implied, under the Lease (except for Tenant’s Special Offset Rights and except in the case of emergency repairs) unless such default shall remain uncured at the expiration of the 30-day period after receipt of such notice of default, or subject to the conditions set forth in this Section 6 for affording lender additional cure time if such default cannot reasonably be cured by Lender in such 30-day period, unless the cure of such default shall not be commenced within such 30-day period and thereafter prosecuted diligently to completion.

7.               Tenant agrees that neither this Agreement nor the Security Instrument shall, prior to Lender’s succession to Landlord’s interest in the Premises, through any foreclosure, trustee sale, deed or assignment in lieu of foreclosure, or a possessory action, operate to place responsibility for the control, care, management or repair of the Premises upon Lender, or impose responsibility for the carrying out of the terms and conditions of the Lease, nor shall Lender be responsible for or liable for any waste committed on the Premises by any party whatsoever or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in any damage to property or in any loss or injury or death to any person.

8.               In the event that Lender notifies Tenant of any default under the Security Instrument and demands that Tenant pay rent and all other sums due under the Lease to Lender, Tenant (waiving any proof of the occurrence of such event of default other than receipt of Lender’s notice) shall pay rent and all other sums due under the Lease directly to Lender. Any payments made to Lender by Tenant shall not affect or impair the other rights and remedies of Lender under the Security Instrument or otherwise against Landlord. Any and all payments made to Lender by Tenant pursuant to the foregoing shall be credited against Tenant’s rental obligations under the Lease regardless of whether Lender had the right to make such demand and regardless of any contrary demands which may hereafter be made by Landlord.

9.               This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Security Instrument in favor of Lender, and shall supersede and cancel, but only insofar as would affect the priority of the Lease as to such subjection or subordination, all other subjection or

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subordination agreements including, but not limited to, those provisions, if any, contained in the Lease which provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgages.

10.         This Agreement may not be modified except by an agreement in writing signed by the parties. All references to Lender in this Agreement shall be deemed to refer to Lender, its participants, and their respective successors and assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.         Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instrument, except as specifically set forth herein.

12.         Tenant acknowledges that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the Security Instrument. In the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance, the terms and provisions hereof shall be controlling.

13.         All notices, demands or requests made pursuant to, under or by virtue of this Agreement shall be in writing and delivered by hand, sent by an overnight courier service providing dated evidence of delivery or mailed by certified or registered mail, return receipt requested, to the person to whom the notice, demand or request is being made at its address set forth herein. Such notices shall be deemed to have been promptly given and received for all purposes (a) if hand delivered, effective upon delivery; (b) if mailed, by United States registered or certified mail, postage prepaid, return receipt requested, effective on the date shown on the return receipt; or (c) if sent by Federal Express or other reliable express courier, effective on the next business day after delivery to such express courier service. Any person may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement. “Business day” shall mean any day, except Saturday, Sunday and any day which, in the State in which the Property is located, is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

14.         This Agreement shall be governed by the laws of the State in which the Property is located. If any of the terms of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of any such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15.         In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees, costs and expenses incurred by the prevailing party.

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16.         This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

17.         Tenant understands, acknowledges and agrees that Lender in making the Loan and third parties who are interested in the matters covered by this Agreement are relying on the representations contained herein, including without limitation purchasers, transferees, assignees, servicers, participants, investors, and their respective successors and assigns, and credit rating agencies in connection with the Loan.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

“TENANT”

Avant Immunotherapeutics, Inc., a Delaware Corporation

By:

Name:	Dr. Una Ryan

Title:	President and CEO

“LENDER”

AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation

By:	AIG GLOBAL INVESTMENT CORP., a New Jersey corporation, its investment advisor

By:

Name:

Its:

“LANDLORD”

DIV Needham 115, LLC, a Massachusetts Limited Liability Company By: Davis Management Corp., Its: Managing Agent

By:

Name:

Title:

[USE STATE SPECIFIC NOTARY FORM]

STATE OF Massachusetts	)
	)	ss.
COUNTY OF Norfolk	)

Before me, [                                   ], a Notary Public, on this day personally appeared [                                   ] as [                                   ] of [                                   ], a [                                   ], known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and official seal this [                                   ] day of [                                   ], [      ], A.D.

(SEAL) Notary Public

STATE OF [CALIFORNIA)
	)	ss.
COUNTY OF [LOS ANGELES)

Before me, [                                   ], a Notary Public, on this day personally appeared [                                   ] as [                                   ] of AIG Global Investment Corp., a New Jersey corporation, investment advisor for [                                   ], a [                                   ]corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and official seal this [        ] day of [                                   ], [      ], A.D.

(SEAL) Notary Public

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STATE OF Massachusetts	)
	)	ss.
COUNTY OF Suffolk	)

Before me, [                                   ], a Notary Public, on this day personally appeared [                                   ] as [                                   ] of [                                   ], a [                                   ], known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and official seal this [      ] day of [                                   ], [      ], A.D.

(SEAL) Notary Public

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Exhibit A

Property Description

LOTS 12 and 13

The land with the buildings and other improvements thereon situated in the Town of Needham, County of Norfolk and Commonwealth of Massachusetts, known as and numbered 115-119 Fourth Avenue (“Lot 12 and 13”) described as follows:

Beginning at the Northeasterly corner of lot 13 at Fourth Avenue thence:

S 35°-O1'-52" E Four hundred and thirty-six and 00/100 Feet (436.00'), by two (2) courses; the first course measuring One hundred sixty-six, and 46/100 (166.46') feet and the second course measuring Two hundred sixty-nine and 54/100 (269.54') feet

S 54°-58'-08" W Three hundred and seventy five and 00/100 Feet (375.00')

N 35°-01'-52" W One hundred and fifty four and 27/100 Feet (154.27')

N 25°-50'- 13" W Two hundred eighty-five and 48/100 Feet (285.48'), by two (2) courses; the first course measuring One Hundred sixteen and 85/100 (116.85') feet, and the second course measuring One hundred sixty-eight and 63/100 (168.63') feet

N 54°-58'-08" E Three hundred and twenty nine and 39/100 Feet (329.39') to the point of beginning.

Lots 12 and 13 are shown on a plan drawn by Cheney Engineering Co. Inc., Surveyors, dated December 8, 1965, as approved by the Land Court, filed in the Land Court as No. 29185C, a copy of a portion of which is filed with the Land Court with Certificate No. 86939, Page 435.

EXHIBIT E

FORM OF NOTICE OF LEASE

NOTICE OF LEASE AND AMENDMENT TO LEASE

Notice is hereby given, pursuant to the provisions of Massachusetts General Laws Chapter 183, Section 4, of the following Lease, as the same has been amended by a First Amendment to Lease:

LANDLORD:	DIV Needham 115 LLC, as successor in interest to Fourth Avenue Ventures Limited Partnership

TENANT:	AVANT Immunotherapeutics, Inc., a Delaware corporation, as successor in interest to T Cell Sciences, Inc.

DATE OF EXECUTION:	May 1, 1996

DATE OF EXECUTION OF FIRST AMENDMENT	, 2005

TO LEASE:

DESCRIPTION OF LEASED PREMISES:

35,189 rentable square feet in the building situated at 115-119 Fourth Avenue, Needham, Massachusetts and more particularly shown on Exhibit A to the Lease. For legal description of the Property, see Exhibit A attached to this Notice of Lease.

TERM:	The period from May 1, 1996 through April 30, 2017.

EXTENSION RIGHTS:	One (1) option to extend the Term for an additional five (5) years.

The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease.

For Landlord’s title to the Property, see deed of                            to Landlord dated                              recorded with the Norfolk Registry of Deeds in Book               , Page            .

Executed as a sealed instrument on this         day of                        , 2005.

LANDLORD:

DIV NEEDHAM 115 LLC

By:
Name:
Title:

TENANT:

AVANT IMMUNOTHERAPEUTICS, INC.

By:
Name: Una S. Ryan, PhD
Title:	President and CEO

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COMMONWEALTH OF MASSACHUSETTS	)
)
COUNTY OF	)

On this      day of                     , 2005, before me, the undersigned notary public, personally appeared                           , proved to me through satisfactory evidence of identification, consisting of                                                                            , to be the person whose name is signed on the preceding or attached document and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose, as                                              for DIV Needham 115 LLC,

(Official Signature and Seal of Notary) My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
)
COUNTY OF	)

On this        day of                , 2005, before me, the undersigned notary public, personally appeared Una S. Ryan, PhD, proved to me through satisfactory evidence of identification, consisting of                                                             , to be the person whose name is signed on the preceding or attached document and acknowledged to me that she signed it voluntarily for its stated purpose, as President and CEO for AVANT Immunotherapeutics, Inc., a Delaware corporation,

(Official Signature and Seal of Notary) My Commission Expires:

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Exhibit A

Property Description

LOTS 12 and 13

The land with the buildings and other improvements thereon situated in the Town of Needham, County of Norfolk and Commonwealth of Massachusetts, known as and numbered 115-119 Fourth Avenue (“Lot 12 and 13”) described as follows:

Beginning at the Northeasterly corner of lot 13 at Fourth Avenue thence:

S 35°-O1'-52" E Four hundred and thirty-six and 00/100 Feet (436.00'), by two (2) courses; the first course measuring One hundred sixty-six, and 46/100 (166.46') feet and the second course measuring Two hundred sixty-nine and 54/100 (269.54') feet

S 54°-58'-08" W Three hundred and seventy five and 00/100 Feet (375.00')

N 35°-01'-52" W One hundred and fifty four and 27/100 Feet (154.27')

N 25°-50'-13" W Two hundred eighty-five and 48/100 Feet (285.48'), by two (2) courses; the first course measuring One Hundred sixteen and 85/100 (116.85') feet, and the second course measuring One hundred sixty-eight and 63/100 (168.63') feet

N 54°-58'-08" E Three hundred and twenty nine and 39/100 Feet (329.39') to the point of beginning.

Lots 12 and 13 are shown on a plan drawn by Cheney Engineering Co. Inc., Surveyors, dated December 8, 1965, as approved by the Land Court, filed in the Land Court as No. 29185C, a copy of a portion of which is filed with the Land Court with Certificate No. 86939, Page 435.

EXHIBIT F

Intentionally Omitted.

EXHIBIT G

OPERATING EXPENSE EXCLUSIONS

In no event shall Operating Expenses include any of the following:

(a)                                  Salaries and bonuses of officers and executives of Landlord and administrative employees above the grade of property manager or building supervisor, Landlord’s general overhead, and direct and indirect compensation and benefits of any employee to the extent that the same is not fairly allocable to the work or service provided by such employee to the Building of the Property;

(b)                                 Any management fee in excess of five percent (5%) of gross rents;

(c)                                  Costs of selling, syndicating, financing, refinancing, mortgaging or hypothecating any of Landlord’s interest in all or any part of the Building or Property, including, but not limited to, points and commissions in connection therewith, interest on debt or principal amortization payments or any other payments on any financing or refinancing, including under any ground lease;

(d)                                 Any fees, costs and expenses incurred in procuring or attempting to procure tenants or entering into leases or other occupancy arrangements, including, but not limited to, brokerage commissions, finder’s fees, legal fees and expenses, space planners’ fees, entertainment costs, travel expenses, and costs of advertising or promotion of the Building or the Property or public relations, and the costs of leasehold improvements, alterations and decorations done to leasable areas of the Building. Notwithstanding the foregoing but subject to the limits set forth in this Exhibit G, operating costs and expenses allocable to the parking areas on adjacent property to the Property which are utilized by the tenants of the Property shall be included in the definition of Operating Expenses to the same extent as if such parking areas where located on the Property;

(e)                                  Any cost included in Operating Expenses representing an amount paid to Landlord or to a person, firm, corporation or other entity affiliated with or related to Landlord which is in excess of the amount which would have been paid to a third party on an arms-length basis in the absence of such affiliation or relationship;

(f)                                    Notwithstanding the terms of clause (v) of Section 5.2, the costs of any capital repairs, capital improvements or capital replacements (including, without limitation, replacements of the roof, structural elements and building systems serving the Building) except that if, during the Term of the Lease, Landlord shall make capital expenditures that is (are) either (i) intended to result in a savings in or reduction of Operating Expenses; or (ii) is (are) necessary to comply with any applicable laws, codes, orders or ordinances enacted or first effective after the Extension Term Commencement Date; or (iii) any capital expenditure incurred in connection with the commercially reasonable operation, maintenance, replacement or repair of the Building or the Property but not strictly for the redecoration or aesthetic improvement thereof, the total cost of which is not properly includable in Operating Expenses for the year in which it was made, there shall nevertheless be included in such Operating Expenses for the applicable year during the Term in which it was made and in Operating Expenses for each succeeding year during the Term the annual charge off (as defined below) of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with Landlord’s commercially reasonable practices in effect at the time of making such expenditure;

(g)                                 Any costs necessary to cure any violation of any law, ordinance or regulation existing as of the commencement date of this Lease, unless such condition was caused by Tenant and any costs necessary to remediate any environmental condition on or about the Building or the Property, including the removal of, or other steps taken with respect to, asbestos located in the Building or on the Property, including the removal of, or other steps taken with respect to, asbestos located in the Building or on the Property, unless such condition was caused by Tenant, and costs (including, without limitation, attorneys’ fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability of Landlord;

(h)                                 Legal or other professional fees or expenses relating to leasing, financing, tenant disputes or lease enforcement, disputes with employees or Building management, or disputes with other property owners, or other services not related to the normal maintenance, cleaning, repair, or protection of the Building and/or Property; and

(i)            Estate, succession, inheritance, profit, use, occupancy, gross receipts, rental, capital gains and transfer taxes imposed upon Landlord.

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